                                                                     EXHIBIT 4.1

                                                                    ITEM NO. 7.1





                   SECOND AMENDED AND RESTATED NOTE AGREEMENT



                                  by and among


                        The Peregrine Real Estate Trust,
                  formerly known as Commonwealth Equity Trust

                                      and

                            Noteholders Named Herein

                                      and

                  The Prudential Insurance Company of America
                            as Agent for Noteholders





                               September 27, 1994


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


                               TABLE OF CONTENTS

ARTICLE I     DEFINED TERMS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE II    DEBT RESTRUCTURING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
      2.1     Debt Restructuring . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
      2.2     Closing of Debt Restructuring.   . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
      2.3     The Notes; Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
      2.4     Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
      2.5     Note Payments; Prohibition Against Non-Proportional Payments . . . . . . . . . . . . .  15
      2.6     Payments Due on Non-Business Days  . . . . . . . . . . . . . . . . . . . . . . . . . .  16
      2.7     Application of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
      2.8     Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
      2.9     Release or Subordination of Noteholders' Liens Upon Sales or Other Dispositions
              of Collateral. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
      2.10    Subordination in Connection With New Credit Line . . . . . . . . . . . . . . . . . . .  18
      2.11    Notation on Notes; Notification to Accountant and Agent; Accountant's
              Calculation of Amounts Owed. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
      2.12    Agent's Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE III   CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
      3.1     Conditions Precedent to Noteholders' Obligations . . . . . . . . . . . . . . . . . . .  18
      3.2     Conditions Precedent to Company's Obligations  . . . . . . . . . . . . . . . . . . . .  19
      3.3     Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE IV    WARRANTIES AND REPRESENTATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
      4.1     Legal Status . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
      4.2     Correctness of Collateral Schedules. . . . . . . . . . . . . . . . . . . . . . . . . .  21
      4.3     Correctness of Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . .  21
      4.4     Authorization and Validity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
      4.5     No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
      4.6     Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
      4.7     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
      4.8     Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
      4.9     No Subordination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
      4.10    Court Orders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
      4.11    Permits, Franchise.s . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
      4.12    ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
      4.13    Compliance With Other Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
      4.14    Executive Offices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
      4.15    Full Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

ARTICLE V     AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
      5.1     Punctual Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
      5.2     Compliance with Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
      5.3     Reporting Requirements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
      5.4     Communication with Accountants.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
      5.5     Right of Access and Inspection.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
      5.6     Maintenance of Existence and Conduct of Business.  . . . . . . . . . . . . . . . . . .  29
      5.7     Books and Records. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
      5.8     Maintenance of Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

      5.9     Compliance with Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
      5.10    Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
      5.11    Payment of Tax Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
      5.12    Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
      5.13    Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE VI    NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
      6.1     Mergers, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
      6.2     Loans, Advances, Investments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
      6.3     Name Change. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
      6.4     Dividends, Distributions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
      6.5     Indebtedness.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
      6.6     Sales of Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
      6.7     Purchase Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
      6.8     Real Property Refinancing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
      6.9     Notes Receivable.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
      6.10    Prohibited Payments on Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . .  33
      6.11    Transactions with Affiliates.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
      6.12    Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
      6.13    Cancellation of Indebtedness.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
      6.14    ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
      6.15    Hazardous Materials  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

ARTICLE VII   EVENTS OF DEFAULT; RIGHTS AND REMEDIES . . . . . . . . . . . . . . . . . . . . . . . .  35
      7.1     Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
      7.2     Cross-Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
      7.3     Other Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
      7.4     Waivers by Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
      7.5     Right of Set-Off.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

ARTICLE VIII  MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
      8.1     Complete Agreement; Transferability. . . . . . . . . . . . . . . . . . . . . . . . . .  40
      8.2     Professional Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
      8.3     Noteholders' Action; Modification Under and of Documents . . . . . . . . . . . . . . .  42
      8.4     Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
      8.5     Remedies Cumulative. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
      8.6     Severability.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
      8.7     Form, Registration, Transfer and Exchange of Notes; Lost Notes . . . . . . . . . . . .  45
      8.8     Persons Deemed Owners; Participations  . . . . . . . . . . . . . . . . . . . . . . . .  46
      8.9     Parties; No Third Party Beneficiaries. . . . . . . . . . . . . . . . . . . . . . . . .  46
      8.10    Disgorgement; Revival of Obligations.  . . . . . . . . . . . . . . . . . . . . . . . .  47
      8.11    Conflict of Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
      8.12    Governing Law; Consent to Jurisdiction and Venue.  . . . . . . . . . . . . . . . . . .  47
      8.13    MUTUAL WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
      8.14    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
      8.15    Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
      8.16    Section Titles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
      8.17    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
      8.18    Further Assurances; Execution of Notes for Assignees.  . . . . . . . . . . . . . . . .  49



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

      8.19    No Partnership.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
      8.20    No Personal Liability of Trustees  . . . . . . . . . . . . . . . . . . . . . . . . . .  49
      8.21    Understanding of the Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49


TABLE OF SCHEDULES AND EXHIBITS TO SECOND AMENDED AND RESTATED NOTE AGREEMENT .  . . . . . . . . . .  53

                   SECOND AMENDED AND RESTATED NOTE AGREEMENT


                 This Second Amended and Restated Note Agreement (this "Agreement") is made as of September 27, 1994, by and among The Peregrine Real Estate Trust, formerly known as Commonwealth Equity Trust ("Company"), those of the following note purchasers who execute and deliver this Agreement and the Intercreditor Agreement of even date herewith: Pacific Mutual Life Insurance Company, The Prudential Insurance Company of America, Pruco Life Insurance Company, ORIX USA Corporation, TCW Special Credits Fund IV, TCW Special Credits Plus Fund, TCW Special Credits Trust IV, TCW Special Credits Trust IVA, and Weyerhaeuser Company Master Retirement Trust (each individually, a "Noteholder" and collectively, "Noteholders") and The Prudential Insurance Company of America, as Agent for Noteholders (in such capacity, "Agent").


                                    RECITALS

         A. Noteholders, or their respective predecessors in interest, are parties to an Amended and Restated Note Agreement dated July 17, 1992 (as amended, supplemented, or otherwise modified from time to time prior to the date hereof, the "Existing Note Agreement"), pursuant to which Company issued certain notes and Noteholders purchased such notes (the "Existing Notes") secured by perfected liens upon substantially all of the assets of Company;

         B. On August 2, 1993, Company filed a petition under Chapter 11 of Title 11 of the United States Code and such chapter 11 case is pending in the United States Bankruptcy Court for the Eastern District of California as Chapter 11 Case No. 93-26727-C11 (the "Chapter 11 Case").

         C. Company, Noteholders, the Official Committee of Unsecured Creditors, and the Official Committee of Equity Security Holders have filed a joint Plan of Reorganization in the Chapter 11 Case (the "Plan"); and

         D. In connection with and as provided under the Plan, Company, Noteholders and Agent have agreed (i) that certain of the respective claims of Noteholders in the Chapter 11 Case will be satisfied and discharged by converting such claims into amounts outstanding under this Agreement pursuant to the terms and conditions set forth herein and (ii) that Company shall reaffirm the grant of liens and security interests in the Collateral made in connection with the Existing Note Agreement and grant additional liens and security interests in the Collateral in connection with this Agreement such that Company shall have granted liens and security interests in substantially all of its assets to Collateral Agent (as hereinafter defined) for the benefit of Noteholders.

                                   ARTICLE I

                                 DEFINED TERMS

                 Terms Defined in this Agreement. As used in this Agreement, the following terms shall have the meanings set forth below.

         1.1 "Accountant" means Ernst & Young, or any other accountant or financial advisor retained by Agent or Noteholders and designated as Accountant hereunder.

         1.2 "Affiliate" means (i) CalREIT; (ii) any person or entity (other than Company or Noteholders) that directly or indirectly owns or controls five percent (5%) or more of the voting shares of Company or CalREIT;
(iii) any person or entity, five percent (5%) or more of whose voting shares or partnership equity interests is directly or indirectly owned or controlled by Company or CalREIT; (iv) any general partnership or limited partnership in which Company or CalREIT is a general partner; (v) any present or former advisor, officer, or former property manager of Company or CalREIT; (vi) any person or entity five percent (5%) or more of whose shares or partnership equity interests is directly or indirectly owned or controlled by Company, CalREIT or any of the persons or entities described in clause (v), above; and
(vii) any person or entity that directly or indirectly owns or controls five percent (5%) of any entity described in clause (v), above.

         1.3 "After Acquired Property" means real property or fixtures acquired by Company on or after entry of the Confirmation Order, to the extent that the purchase money for such property consists solely of the proceeds of any equity offering, unsecured financing (other than the New Line of Credit), or Purchase Money Lien on such property.

         1.4 "Agent" has the meaning set forth in the preamble and any successor Agent as provided in the Intercreditor Agreement.

         1.5     "Agent's Fee" has the meaning assigned to it in SECTION 2.12.

         1.6 "Agreement" means this Second Amended and Restated Note Agreement, including all amendments, modifications and supplements hereto.

         1.7 "Allowed Secured Real Property Tax Claim" shall have the meaning assigned it in the Plan.

         1.8 "Available Cash Flow" means, with respect to Company for any fiscal period, EBITDA minus (i) taxes; and (ii) Capital Expenditures in each case actually due or paid during such fiscal period.

         1.9 "Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq.

         1.10 "Bankruptcy Court" means the United States Bankruptcy Court for the Eastern District of California.

         1.11    "Bankruptcy Law" has the meaning assigned to it in SECTION
7.1(h).

         1.12 "Business Day" means any day other than a Saturday, Sunday, or any day appointed as a holiday by the President or the Congress of the United States, or by the State of California.

         1.13 "CalREIT" means California Real Estate Investment Trust, a California real estate investment trust.

         1.14 "Capital Expenditures" means, as to Company, any expenditure for the acquisition or construction of fixed assets which would be capitalized on a balance sheet of Company prepared in accordance with generally accepted accounting principles, including deferred maintenance charges and tenant improvements or leasing commissions (whether in connection with a new lease or with an existing lease).

         1.15 "Capitalized Lease" means any lease of property by Company as lessee which would be capitalized on a balance sheet of Company prepared in accordance with generally accepted accounting principles.

         1.16 "Cash Equivalents" means (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired, (b) certificates of deposit with maturities of not more than one year from the date acquired that have been issued by a federal or state chartered commercial bank of recognized standing, which bank has capital and unimpaired surplus in excess of $500,000,000, based on its most recent publicly available financial statements, and (c) commercial paper or finance company paper issued by any entity incorporated under the laws of the United States of America or any state thereof and having a rating of at least A-1 or the equivalent by Standard & Poor's Corp. or at least P-1 or the equivalent by Moody's Investors Service, Inc., in each case with maturities of not more than 60 days from the date acquired.

         1.17    "Chapter 11 Case" has the meaning assigned to it in Recital B.

         1.18    "Closing" has the meaning assigned to it in SECTION 2.2.

         1.19 "Closing Date" means the first date on which (i) Company and each Noteholder have executed and delivered this Agreement and (ii) all conditions precedent under Article III hereof have been fully satisfied, waived or deferred.

         1.20 "Collateral" means all of Company's now existing or hereafter arising interest, however such interest may arise (including but not limited to interests acquired by Company as a result of any merger, acquisition, tender offer, or other business combination with CalREIT, regardless of whether Company or CalREIT is the surviving entity) in any and all real or personal property, including, without limitation, (a) all real property and fixtures encumbered by the Deeds of Trust, and (b) all personal property described in the Pledge and Security Agreement, including all personal property described in the Description of Collateral attached as EXHIBIT ___ to the Pledge and Security Agreement, provided that Collateral shall not include any After Acquired Property.

         1.21 "Collateral Agent" means Collateral Agent under and as defined in the Collateral Agent Agreement, or any person or entity that becomes a successor Collateral Agent pursuant to the terms thereof.

         1.22 "Collateral Agent Agreement" means the Amended and Restated Collateral Agent Agreement dated as of September 27, 1994, by and among Collateral Agent, Agent and Noteholders.

         1.23 "Company" means Commonwealth Equity Trust, a California Real Estate Investment Trust, as reorganized pursuant to the Plan.

         1.24 "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code entered by the Bankruptcy Court on August 8, 1994.

         1.25 "Consultant" means Ernst & Young, or any other consultant or real estate advisor retained by Agent or Noteholders, or by any agent of Agent or Noteholders.

         1.26 "Contingent Obligations" shall mean, as to any person or entity, collectively, all indebtedness, obligations or other liabilities of such person or entity guarantying or in effect guarantying the payment or performance of any indebtedness, obligation or other liability, whether or not contingent (collectively, the "primary obligations"), of any other person or entity (the "primary obligor") in any manner, whether directly or indirectly, including without limitation any indebtedness, obligation or other liability of such person or entity (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss with respect thereto.

         1.27 "Deeds of Trust" means the deeds of trust and modifications thereto described in Item No. 7.4 of the Schedule of Documents, including all amendments, modifications and supplements thereto and any appendices, exhibits or schedules to any of the foregoing.

         1.28 "Default" means an event or condition the occurrence of which would, with the giving of notice or the lapse of time or both, become an Event of Default.

         1.29 "Default Rate" means a rate of interest equal to the greater of: (a) a rate equal to the Prime Rate plus two percent (2%) per annum, and
(b) ten and one-half percent (10.5%) per annum; provided that to the extent the Default Rate exceeds the Maximum Lawful Rate, the Default Rate shall be a rate equal to the Maximum Lawful Rate.

         1.30 "Documents" means the Agreement, the Notes, Pledge and Security Agreement, Deeds of Trust, financing statements, schedules, and all other agreements, notices, endorsements, title policies, and other documents executed and delivered pursuant to the Schedule of Documents relating to this Agreement, including without limitation those documents listed in Sections 2.1, 2.2, 2.5, 2.6, 3, 5, 6, 7 and 10 of the Schedule of Documents, or this Agreement, the other documents, instruments and agreements referred to therein or executed in connection therewith, including all amendments, modifications and supplements hereto and any appendices, exhibits or schedules to any of the foregoing.

         1.31    "EBITDA" means, with respect to Company, for any fiscal period
(i) income before interest and taxes, plus (ii) to the extent deducted in determining such income, depreciation, amortization and other similar non-cash charges, minus (iii) to the extent recognized in determining such income, extraordinary gains, in each case for such fiscal period.

         1.32 "Effective Date of Plan" means the Effective Date as defined in the Plan.

         1.33 "Environmental Laws" means all federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section Section 9601 et seq.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C. Section Section 1801 et seq.); the federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Section Section 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section Section 6901 et seq.) ("RCRA"); the Toxic Substance Control Act, as amended (15 U.S.C. Section Section 2601 et seq.); the Clean Air Act, as amended (42 U.S.C. Section Section 740 et seq.); the federal Water Pollution Control Act, as amended (33 U.S.C. Section Section 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section Section 651 et seq.) ("OSHA"); the Safe Drinking Water Act, as amended (42 U.S.C. Section Section 300(f) et seq.); the Safe Drinking Water and Toxic Enforcement Act of 1986 (Cal. Health & Saf. Code Section Section 25249.5 et seq.); and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section
Section 11001 et seq.), each as amended or supplemented from time to time, and any and all regulations promulgated thereunder, and all analogous state and local counterparts or equivalents and any transfer of ownership notification or approval statutes.

         1.34 "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and regulations promulgated thereunder.

         1.35 "ERISA Affiliate" means any person or entity who (i) for purposes of Title IV of ERISA is a member of Company's controlled group, or
(ii) may be treated as a single employer together with Company within the meaning of section 414(b)(c)(m) or (o) of the Internal Revenue Code and the regulations promulgated and rulings issued thereunder.

         1.36    "Event of Default" means any of the events specified in
SECTION 7.1.

         1.37 "Excess Cash Flow" means, with respect to Company for any fiscal period, EBITDA minus (i) Interest Expense, (ii) taxes, and (iii) Capital Expenditures, in each case actually due or paid during such fiscal period.

         1.38 "Existing Indebtedness" means the obligations of Company to Noteholders under the Existing Note Agreement and the other documents executed in connection therewith.



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
         1.39 "Existing Note Agreement" has the meaning assigned to it in Recital A.

         1.40    "Existing Notes" has the meaning assigned to it in Recital A.

         1.41 "Florin-Perkins Bond Claims" means all such claims listed in the Plan.

         1.42 "Florin-Perkins Properties" has the meaning assigned to it in the Plan.

         1.43 "Hazardous Material" means any substance, material or waste, the generation, handling, storage, treatment or disposal of which (i) is regulated by any governmental authority in any jurisdiction in which Company has owned, leased, or operated real property, or by any federal governmental authority, or (ii) forms the basis of liability under any Environmental Law, including any material or substance which is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste" or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls, or radioactive substances.

         1.44 "Indebtedness" of any person or entity means: (a) indebtedness for borrowed money or for the deferred purchase price of property or services (including reimbursement and all other indebtedness with respect to surety bonds, letters of credit and bankers' acceptances), whether or not matured; (b) all indebtedness evidenced by notes, bonds, debentures or similar instruments; (c) all indebtedness referred to in clauses (a) or (b) above that are secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property owned by such person or entity, even though such person or entity has not assumed or become liable for the payment of such Indebtedness; (d) Contingent Obligations; and (e) obligations under Capitalized Leases.

         1.45 "Intercreditor Agreement" means the Intercreditor Agreement, of even date herewith, by and among Agent and Noteholders, including all amendments, modifications and supplements thereto and any appendices, exhibits or schedules to any of the foregoing.

         1.46 "Interest Deferral Notes" means the promissory notes to be delivered by Company to each Noteholder pursuant to SECTION 2.3.

         1.47 "Interest Expense" means, for each fiscal period, Company's interest expense on Indebtedness due during such period which should be reported on Company's financial statements prepared in accordance with generally accepted accounting principles.

         1.48 "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time.

         1.49 "Lien" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction) or any other type of similar preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

         1.50 "Majority Noteholders" means Noteholders holding at least fifty-one percent (51%) of the Pro Rata Share.

         1.51 "Material Adverse Effect" means (a) a material adverse effect on (i) the business, assets, operations, prospects or financial or other condition of Company, individually or of Company and CalREIT, on a consolidated basis; (ii) the ability of Company to pay or perform the Obligations under the Documents; (iii) the Collateral or Noteholders' Liens on the Collateral or the priority of any such Lien; or (iv) Noteholders' rights and remedies under this Agreement and the other Documents, or (b) the incurrence by Company or CalREIT of any liability, contingent or liquidated, that has an actual or estimated incurrence of liability, or dollar exposure or loss, greater than $1,000,000 to Company or to Company and CalREIT, on a consolidated basis, which loss or liability would not be reflected on Company's or CalREIT's respective income statement.

         1.52    "Maturity Date" means October 1, 2000.

         1.53 "Maximum Lawful Rate" means the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable under this Agreement.

         1.54 "Minimum Noteholders" shall mean Noteholders holding at least twenty-five percent (25%) of the Pro Rata Share.

         1.55 "Mortgaged Property" means all of the land, improvements, fixtures and personal property described in any of


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


the Deeds of Trust. "Mortgaged Properties," means all of the land, improvements, fixtures and personal property described in all of the Deeds of Trust.

         1.56 "Net Cash Proceeds" means, (a) with respect to the sale or refinancing of any asset, all cash payable to Company as a result of such sale or refinancing after payment of (i) all reasonable and customary closing costs not payable to Company or any Affiliate or insider of Company, including, brokerage commissions, appraisal fees, recording fees, attorneys' fees, title insurance premiums, inspection report charges, prepayment penalties payable to senior lienholders, escrow credits in favor of the purchaser or financier, customary prorations, transfer taxes, escrow fees, points and other loan fees,
(ii) Senior Permitted Liens on such asset, (iii) Allowed Secured Real Property Tax Claims on such asset, (iv) permitted deposits into the Tax Reserve Account and (v) any and all fees incurred by Agent, Collateral Agent and Noteholders in connection with such sale or refinancing, and (b) with respect to the grant by Company of an option to purchase real property at the time such funds are not refundable by CET, all cash payable to Company as a result of such grant after payment of all reasonable and customary closing costs not payable to Company or any Affiliate or insider of Company.

         1.57 "Net Worth" means, as to any person or entity, the gross book value of the assets of such person or entity (exclusive of goodwill, patents, trademarks, trade names, organization expense, treasury shares, debt discount and expense, deferred charges and other like intangibles), minus (i) reserves applicable thereto, and (ii) all of such person's or entity's liabilities (including accrued and deferred income taxes).

         1.58 "New CET Common Stock" means the New CET Common Stock defined in and issued pursuant to the Plan.

         1.59 "New CET Unsecured Notes" means the New CET Unsecured Notes defined in and issued pursuant to the Plan.

         1.60 "New Credit Line" means the line of credit to be provided to Company in accordance with the Plan on or after the Effective Date of the Plan, which shall be in an amount of no more than $10 Million.

         1.61 "New Kroeger Note" means the New Kroeger Note as defined in and issued pursuant to the Plan.

         1.62 "Noteholder" has the meaning set forth in the preamble and all assignees or transferees of any such Noteholder.

         1.63 "Noteholders' Action" shall mean any action, consent, instruction, notice, declaration which may be taken under the

Documents by the appropriate percentage of Noteholders as provided in SECTION 8 of the Intercreditor Agreement and SECTION 8.3 of this Agreement to instruct Agent or Collateral Agent, to amend any Document, to consent or refuse to consent to any Company request, or to take any other action with respect to the Documents, the Collateral, or the Obligations.

         1.64    "Notes" means the Principal Notes and the Interest Deferral
Notes.

         1.65    "Notes Receivable" shall have the meaning set forth in
SECTION 2.8(c).

         1.66 "Notice of Acceleration" means a written notice sent to Company pursuant to SECTION 7.1, accelerating the Obligations.

         1.67 "Notice of Default" means a written notice sent to Company notifying Company that an Event of Default has occurred.

         1.68 "Obligations" means all loans, advances, debts, liabilities, and obligations, for monetary amounts (whether or not such amounts are liquidated or determinable) owing by Company to Agent, Collateral Agent, or any Noteholder, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Notes, this Agreement or any of the other Documents. This term includes, without limitation, all principal, interest, fees, charges, reimbursable expenses, attorneys' fees and costs, accounting fees and costs, consultants' and advisors' fees and expenses, and any other sum chargeable to Company under any of the Documents.

         1.69 "Pacific Palisades Property" means the property located at 881 Alma Real Drive in Pacific Palisades, California.

         1.70 "Permitted Liens" means: (a) Liens for taxes or assessments or other governmental charges or levies, either not yet due and payable, or payment of which is provided by the Plan; (b) inchoate and unperfected workers', mechanics', suppliers' or similar Liens arising in the ordinary course of business; (c) zoning restrictions, easements, licenses, or other restrictions on the use of real property, leases, or leasehold estates, or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real property, leases or leasehold estates; (d) Senior Mortgage Liens against the real property of Company; (e) Permitted Liens under and as defined in the Deeds of Trust; and (f) Liens securing Indebtedness permitted under SECTIONS 6.5(a), (d), (e), (f), (g) AND (i) AND SECTION 6.8, to the extent, in each case, Noteholders consent to the pledge of the property securing such Indebtedness.


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
         1.71    "Plan" has the meaning assigned to it in Recital C.

         1.72 "Pledge and Security Agreement" means the Amended and Restated Pledge and Security Agreement to be executed by Company in favor of Collateral Agent, for the benefit of Noteholders, including all amendments, modifications and supplements thereto and any appendices, exhibits or schedules to any of the foregoing.

         1.73 "Pledged Property" means the Pledged Property under and as defined in the Pledge and Security Agreement.

         1.74 "Prime Rate" means the prime rate (for corporate loans at large United States money center commercial banks) published in the Western Edition of The Wall Street Journal. In the event the Western Edition of The Wall Street Journal is no longer published or no longer publishes such prime rate, Noteholders shall select a comparable reference.

         1.75 "Principal Notes" means the promissory notes to be delivered by Company to each Noteholder pursuant to SECTION 2.2 and which may be delivered in exchange for Interest Deferral Notes and Principal Notes pursuant to SECTION 2.3(c).

         1.76 "Pro Rata Share" means as of any date of determination the ratio (expressed as a percentage) of (a) the principal balance of the Principal Notes and Interest Deferral Notes, if any, held by any Noteholder or Noteholders, as the case may be, to (b) the aggregate outstanding principal balance of all Principal Notes, plus the aggregate outstanding principal balance of all Interest Deferral Notes, if any.

         1.77 "Purchase Money Lien" means any Lien on property, to the extent that such Lien is (a) taken or retained by the seller of such property to secure all or part of its purchase price, or (b) taken by any person or entity who by making advances or incurring obligations gives value to Company to enable Company to acquire rights in such property if such value is in fact so used.

         1.78 "Redding Hotel Improvement Loan" means the Redding Hotel Improvement Loan under and as defined in the Plan.

         1.79    "Refinancing Indebtedness" has the meaning set forth in
SECTION 6.8.

         1.80 "Responsible Officer" means the chief executive officer, chief operating officer, chief accounting officer, chief financial officer or any other officer of Company principally involved in the financial administration of Company.

         1.81 "Schedule of Documents" means the list of all documents, to be executed or delivered on or before the Closing


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


Date in connection with this Agreement, a copy of which is attached hereto as EXHIBIT A.

         1.82 "Schedules" means all of the schedules listed in Part 6 of the Schedule of Documents, together with all amendments thereto and all updates or supplementary schedules delivered to Agent, Collateral Agent or Noteholders after the Closing Date.

         1.83 "Senior Mortgage Liens" means the Liens securing the Senior Mortgages under and as defined in the Plan, and any Lien securing permitted Refinancing Indebtedness.

         1.84 "Senior Permitted Liens" means any Permitted Lien that is senior to the Lien of Collateral Agent on any Collateral.

         1.85 "Subsidiary" shall mean any entity, including CalREIT, of which an aggregate of more than 50% of the outstanding stock having ordinary voting power to elect a majority of the board of directors of such entity is at the time, directly or indirectly, through one or more intermediaries or both, owned legally or beneficially by Company.

         1.86 "Systems Integrators Buildings" means the property located at 3755 N. Freeway Boulevard and 3900 Lanane Drive, each in Sacramento, California.

                                   ARTICLE II

                               DEBT RESTRUCTURING

         2.1 Debt Restructuring. Effective on the Closing Date, the Existing Indebtedness shall be restructured on the terms set forth in this Agreement and the other Documents. Company and Noteholders acknowledge and agree that, as of the Closing Date, Company is indebted to each Noteholder in the principal amount set forth opposite the name of each Noteholder in SECTION 2.2, and in the aggregate principal amount of $40,000,000.

         2.2 Closing of Debt Restructuring. The closing of the restructuring of the Existing Indebtedness (the "Closing") shall take place within three (3) Business Days after the Effective Date of Plan or such date as each Noteholder shall agree in writing. At the Closing, in exchange for the Existing Notes, Company shall execute and deliver to each Noteholder one or more promissory notes, in the form of the secured promissory note attached hereto as EXHIBIT B in the principal amounts set forth opposite each Noteholder's name listed below (each of which shall be a "Principal Note").

         Pacific Mutual Life Insurance Company:                     $10,652,463

         The Prudential Insurance Company of America:               $ 3,249,001

         The Prudential Insurance Company of America:               $ 3,408,788

         Pruco Life Insurance Company:                              $ 3,994,674

         ORIX USA Corporation:                                      $ 1,597,870

         TCW Special Credits Fund IV:                               $ 4,958,189

         TCW Special Credits Plus Fund:                             $ 5,300,134

         TCW Special Credits Trust IV:                              $ 4,274,301

         TCW Special Credits Trust IVA:                             $ 1,025,832

         Weyerhaeuser Company Master Retirement Trust:              $ 1,538,748

         2.3     The Notes; Interest.

                 (a) The Principal Notes. The Principal Notes delivered at the Closing shall be dated the Closing Date, shall mature on the Maturity Date and shall bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at a rate of 8.5% per annum and, on overdue payments, at the Default Rate, all as specified below.

                 (b)  Payment of Interest; Interest Deferral Notes.
Interest on the Notes is payable quarterly commencing October 1, 1994.
Interest shall be computed on the basis of a 360 day year/actual days elapsed. From October 1, 1994 to and including September 30, 1996, unless an Event of Default has occurred and is continuing, Company may, in lieu of paying interest on the Notes in cash, execute and deliver to each Noteholder on or before any interest payment date, one or more promissory notes in the form of the secured promissory note attached hereto as EXHIBIT C (each of which shall be an "Interest Deferral Note") in a principal amount equal to the sum of interest due to such Noteholder on such interest payment date and maturing on the Maturity Date. Each Interest Deferral Note shall bear interest at a rate of 8.5% per annum and, on overdue payments, at the Default Rate as provided in
SECTION 2.3(D). If on any interest payment date Company elects to deliver Interest Deferral Notes to any Noteholder, Company shall deliver Interest Deferral Notes to all Noteholders and shall not pay cash interest to any Noteholder. From and after October 1, 1996, interest on the Notes shall be payable only in cash.

                 (c) Permitted Issuance of New Notes. From and after October 1, 1996, at each Noteholder's election, each Noteholder may request that Company, in exchange for the Principal Notes and

Interest Deferral Notes held by such Noteholder, execute new Notes, the principal amount of which shall be the aggregate principal amounts due under the Principal Notes and Interest Deferral Notes in the form attached hereto as EXHIBIT D (each of which shall be a "Principal Note"). Each Noteholder shall notify Agent in writing of such election and its receipt of such Principal Note. Such Notes shall have the same payment terms provided in SECTION 2.3(b), provided that interest on such Notes shall be payable only in cash.

                 (d) Default Interest. From and after the occurrence of any Event of Default (including but not limited to any Event of Default resulting from the filing of a bankruptcy case) and continuing until such Event of Default is cured or has been waived in writing by Agent, at Noteholders' option pursuant to SECTION 8.3, interest shall accrue on the Obligations at the Default Rate. Any interest, reasonable professional fees and expenses of Agent and Collateral Agent, or other reasonable professional fees, expenses and charges of Noteholders due under SECTION 8.2, which are not paid as and when due, shall be added to principal, shall be secured by the Collateral and shall, at Noteholders' option, bear interest at the Default Rate. The foregoing interest rate increase shall take effect immediately upon Noteholders' election made at any time following the occurrence of an Event of Default, without prior notice to Company.

         2.4 Prepayments. The Notes shall be subject to prepayment as set forth below.

                 (a) Optional Prepayments. The Notes may be prepaid (i) without discount, penalty or premium and (ii) (A) in whole at any time or (B) from time to time in part in multiples of $1,000,000, at the option of Company, plus interest accrued thereon to the prepayment date.

                 (b) Mandatory Payments. Company shall immediately pay to Agent for the benefit of Noteholders (i) eighty percent (80%) of the Net Cash Proceeds of (A) any sale of Collateral under and as permitted by SECTION 6.6,
(B) any grant of an option to purchase Collateral under and as permitted by
SECTION 6.7, (C) any Refinancing Indebtedness incurred under and as permitted by SECTION 6.8, (D) any new financing or refinancing secured by a lien on the Collateral, and (E) any principal payment or prepayment on account of any Note Receivable; and (ii) eighty percent (80%) of any CalREIT dividends other than dividends derived from CalREIT's net income plus depreciation minus Capital Expenditures and principal payments on Indebtedness of CalREIT; provided, that Company shall retain a portion of Net Cash Proceeds sufficient, in Company's reasonable business judgment, to satisfy any federal, state, or local tax liability of Company arising from any such asset disposition. Any excess of such


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


retained funds remaining after payment of all such tax liabilities shall be deemed Net Cash Proceeds, eighty percent (80%) of which shall be paid to Noteholders as provided herein.

                 (c) Notice of Prepayment. Company shall give Agent and each Noteholder irrevocable written notice of any prepayment pursuant to
SECTION 2.4 not less than five (5) Business Days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes to be prepaid on such date and stating that such prepayment is to be made pursuant to
SECTION 2.4. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date, shall become due and payable on such prepayment date.

                 (d) Payment Obligations Not Excused. Company's use of Net Cash Proceeds from the sale or refinancing of any Mortgaged Property, Note Receivable or Pledged Property shall not excuse, defer or delay Company's obligations to make any payments required under this Agreement, the Notes or the other Documents.

         2.5     Note Payments; Prohibition Against Non-Proportional Payments.

                 (a) Payments. Company agrees that, so long as any holder shall hold any Note and any Obligations are outstanding under the Documents, it will make payments of principal of, and interest on such Note or payments with respect to any other Obligations, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, California time, on the date due) to such Noteholder's account as specified in the Schedule of Notices, or such other account or accounts in the United States as such Noteholder may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment.

                 (b) Prohibition Against Non-Proportional Payments. Company shall not, and shall not permit any Subsidiary to, prepay or otherwise retire in whole or in part prior to or at their stated final maturity or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless Company or any Subsidiary shall have offered to pay, prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of the Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions.

         2.6 Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment on the Notes or any of the other Obligations that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.

         2.7     Application of Payments.

                 All payments, other than regularly scheduled interest payments, (including, without limitation, prepayments) on the Notes or on any of the other Obligations shall be made to Noteholders or Agent, as the case may be, for application against Company's then due Obligations as follows (regardless of how each Noteholder may treat such payments for purposes of its own accounting): first to outstanding fees, expenses or other charges of Agent, Noteholders or Collateral Agent under this Agreement or any other Document to the extent payable by Company; second to interest on any Interest Deferral Notes accrued and unpaid prior to the date such funds are received by Noteholders; third to the principal balance on the Interest Deferral Note; fourth to interest accrued and unpaid on the Principal Notes at the time such funds are received by Noteholders; and fifth to the principal balance of the Principal Notes.

         2.8     Collateral.

                 (a) General. To secure the payment and performance of the Obligations, Company shall grant to Collateral Agent for the benefit of Noteholders a Lien on all of the Collateral, which shall be evidenced and perfected by and subject to the terms of such Documents as each Noteholder shall reasonably require.

                 (b)      Deeds of Trust.  Without limiting the generality of
SECTION 2.8(a), above, Company shall execute Deeds of Trust, in form and substance reasonably satisfactory to Collateral Agent for the benefit of Noteholders, encumbering all Company's now existing or hereafter arising interest in land, improvements, fixtures and related property, other than After Acquired Property. Notwithstanding the provisions of this SECTION 2.8(b), Noteholders may, in their sole discretion, instruct Collateral Agent in writing not to take a Lien against one or more properties owned by Company, or to reconvey its Lien against one or more of such properties after the Closing Date.

                 (c)      Notes Receivable.  Without limiting the generality of
SECTION 2.8(a), above, Company shall grant a security interest in, assign, endorse, and pledge to Collateral Agent for the benefit of Noteholders all of Company's interest in any notes, instruments, and documents, and all receivables and rights to payment evidenced thereby, together with all leases, master leases, trust deeds, mortgages, rent assignments, guaranties, and contingent obligations to which Company may look for payment therefor, and other collateral or security for any of the foregoing (collectively, "Notes Receivable") in which Company is the original obligee or is the assignee or pledgee of such Note Receivable. Company shall execute a Pledge and Security Agreement in form and substance satisfactory to Noteholders to evidence the foregoing pledge and shall deliver physical possession of all original Notes Receivable to Collateral Agent.

                 (d) Investments and Partnerships. Without limiting the generality of SECTION 2.8(a), above, Company shall assign to Collateral Agent for the benefit of Noteholders for security purposes all of Company's interest in any partnership in which Company is a general partner or holds a substantial limited partner interest (as determined by Noteholders), together with Company's interest in CalREIT. Company shall execute such documents, Uniform Commercial Code financing statements, instruments and agreements as Collateral Agent, Agent and/or Noteholders may require in order to evidence and perfect the foregoing assignments, all in form and substance satisfactory to Noteholders.

                 (e) CalREIT Distributions. Company acknowledges and agrees that all dividends (whether in stock, cash or other property), distributions, and payments or rights to payment received or receivable from CalREIT on account of Company's equity interest therein constitute a part of the Collateral, subject to the security interest in favor of Collateral Agent.

         2.9 Release or Subordination of Noteholders' Liens Upon Sales or Other Dispositions of Collateral.

                 (a) Upon consummation of any sale of any Collateral and the satisfaction of all conditions to such sale provided by SECTION 6.6, Noteholders shall instruct Collateral Agent to release its Lien on such Collateral.

                 (b) Upon the grant of any option to purchase Collateral and the satisfaction of all conditions to such grant provided by SECTION 6.7, Noteholders shall, pursuant to a subordination agreement in form and substance reasonably satisfactory to Agent, Noteholders and Collateral Agent, instruct Collateral Agent to subordinate its Lien on such Collateral to such option to purchase.

                 (c) Upon consummation of a refinancing of any real property Collateral and the satisfaction of all conditions to such refinancing provided by SECTION 6.8, Noteholders shall, pursuant to a subordination agreement in form and substance reasonably satisfactory to Agent, Noteholders and Collateral

Agent, instruct Collateral Agent to subordinate its Lien on such Collateral to the Refinancing Indebtedness incurred thereby.

                 (d) Approved Escrows. All sales or refinancings of any Mortgaged Property or sales of Notes Receivable shall be conducted through an independent corporation or association selected by Company and reasonably satisfactory to Noteholders that is licensed under the laws of any state as a bank, trust company, title company, title insurance company or otherwise licensed to conduct trust or escrow business.

         2.10 Subordination in Connection With New Credit Line. Noteholders shall, pursuant to a subordination agreement in form and substance reasonably satisfactory to Noteholders, subordinate certain Liens to Liens granted in connection with the New Credit Line; provided that the terms of such New Credit Line are in form and substance reasonably satisfactory to Noteholders and advances thereunder shall not be used to purchase real property or to make tenant improvements on After Acquired Property.

         2.11 Notation on Notes; Notification to Accountant and Agent; Accountant's Calculation of Amounts Owed. Each Noteholder agrees that upon receipt of any payment with respect to the Obligations hereunder, including prepayments specified in SECTION 2.4, such Noteholder shall notify Accountant and Agent of such payment and shall prior to disposing of such Note (i) notify Agent, Accountant and each other Noteholder of such disposition and (ii) make a notation on the Note (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. Company may from time to time request Accountant to instruct Company in writing as to the amount of any Interest Deferral Note, interest payment, or Net Cash Proceeds due any Noteholder, and Company may rely on such written instructions.

         2.12 Agent's Fee. Company shall pay to Agent on the Closing Date and monthly thereafter on the first day of each month in advance, a nonrefundable fee in an amount equal to $2500.00 per month (the "Agent's Fee"). The Agent's Fee is payable from the Closing Date until such time as the Company has no Obligation to any Noteholder and the Obligation to pay the Agent's Fee shall survive the payment in full of the Obligations.

                                  ARTICLE III

                              CONDITIONS PRECEDENT

         3.1     Conditions Precedent to Noteholders' Obligations.
Noteholders' obligations under this Agreement and under the Documents are expressly conditioned upon the satisfaction of each of the following conditions precedent:



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                 (a)      The occurrence of the Effective Date of Plan by no
later than October 1, 1994.

                 (b) All legal matters, and corporate and other proceedings incidental to the transactions contemplated by this Agreement and by the Documents shall be satisfactory to Agent's and each Noteholder's legal counsel.

                 (c) All of the Documents specified on the Schedule of Documents all in form and substance satisfactory to Noteholders shall have been executed and delivered to Agent, Noteholders and Collateral Agent, except those items on the Schedule of Documents which Agent and Noteholders may agree to have executed, delivered, or performed after the Closing Date, pursuant to the Post-Closing Items Letter referred to in the Schedule of Documents.

                 (d) All of the warranties and representations contained in this Agreement and the Documents shall be true and correct.

                 (e) Company shall have obtained all of the consents, licenses, permits and approvals necessary or appropriate to permit Company to enter into and perform its obligations under this Agreement.

                 (f) Company shall have paid the Agent's Fee for one month as set forth in SECTION 2.12.

         3.2 Conditions Precedent to Company's Obligations. Company's obligations under this Agreement and under the Documents are expressly conditioned upon the satisfaction of each of the following conditions precedent:

                 (a) The occurrence of the Effective Date of Plan by no later than October 1, 1994.

                 (b) All legal matters, and corporate and other proceedings incidental to the transactions contemplated by this Agreement and by the Documents shall be satisfactory to Company's legal counsel.

                 (c) Agent and each Noteholder shall have executed and delivered all Documents to be executed and delivered by Noteholders, except those items on the Schedule of Documents which Company may agree to have executed, delivered, or performed after the Closing Date, pursuant to the Post-Closing Items Letter referred to in the Schedule of Documents.

         3.3 Closing Date. The Closing Date shall occur no later than October 1, 1994.



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                                   ARTICLE IV

                         WARRANTIES AND REPRESENTATIONS

                 Company represents and warrants as follows:

         4.1     Legal Status.

                 (a) Other than as listed on Schedule 4.1(a), Company (i) is duly organized and validly formed as a Real Estate Investment Trust under California law and has not been dissolved, revoked or terminated, and no action has been taken to dissolve, revoke or terminate Company, (ii) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted, where failure to have such power, authority, licenses and permits might have a Material Adverse Effect and (iii) has been duly qualified and is authorized to do business in each jurisdiction, if any, where failure to qualify might have a Material Adverse Effect.

                 (b) Other than as listed on Schedule 4.1(b), CalREIT (i) is a Real Estate Investment Trust under California law, formed pursuant to a Declaration of Trust made and entered into on September 15, 1966, as amended,
(ii) as of the Closing Date, is qualified as a Real Estate Investment Trust pursuant to sections 856-860 of the Internal Revenue Code and has been so qualified for all prior fiscal years as to which its federal income tax returns remain subject to audit by the Internal Revenue Service, so that CalREIT is not and has not been subject to federal income taxation on that portion of its taxable income that was distributed to shareholders, (iii) to the best of Company's knowledge, has been operated in such a manner so as to preserve its status as a qualified Real Estate Investment Trust pursuant to sections 856-860 of the Internal Revenue Code, (iv) is duly organized and validly formed as a Real Estate Investment Trust and has not been dissolved, revoked or terminated, and no action has been taken to dissolve, revoke or terminate CalREIT, (v) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted, where failure to have such power, authority, licenses and permits might materially adversely affect the business, prospects, assets or condition (financial or otherwise) of CalREIT, and (vi) has been duly qualified and is authorized to do business in each jurisdiction, if any, where failure to qualify might have a Material Adverse Effect.



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         4.2     Correctness of Collateral Schedules.

                 The Schedules listed as Item Nos. 6.1 through 6.10 of the Schedule of Documents and delivered to Agent and Noteholders in connection herewith are complete and correct in all material respects as of the date of this Agreement.

         4.3 Correctness of Financial Statements. The financial statements described on Item No. 3.1 of the Schedule of Documents and delivered to Agent and Noteholders in connection herewith are true and correct and (a) present fairly, in all material respects, the consolidated financial condition of Company and CalREIT as of the date thereof, (b) disclose all material liabilities of Company and CalREIT whether liquidated or unliquidated, fixed or contingent that are required to be disclosed under generally accepted accounting principles as of the date thereof, and (c) have been prepared in accordance with generally accepted accounting principles, consistently applied. The financial projections described on Item No. 3.4 of the Schedule of Documents and delivered to Agent and Noteholders in connection herewith are based upon reasonable estimates and assumptions, and reflect the reasonable estimates of Company of the results of operations and other information projected therein.

         4.4 Authorization and Validity. This Agreement, the Notes and the other Documents required by or delivered to Agent and Noteholders in connection with this Agreement have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Company or the party which executes the same, enforceable in accordance with their respective terms, except as the enforceability of each such Document may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors and except as the availability of equitable remedies are subject to the application of equitable principles.

         4.5 No Violation. The execution, delivery and performance by Company of each of the Documents to which it is a party will not: (a) violate any provision of any law or regulation; (b) contravene any provision of Company's Declaration of Trust or By- Laws (if any); (c) result in a breach of or constitute a default under any contract, obligation, indenture or other instrument to which Company is a party or by which Company may be bound; or (d) require the consent or approval of any governmental authority.

         4.6 Assets. Company has good and marketable title to the Collateral, including but not limited to the Mortgaged


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


Properties. None of the properties or assets of Company are subject to any Liens except Permitted Liens.

         4.7 Litigation. Other than as listed on Schedule 4.7, there are no pending, or to the best of Company's knowledge after due investigation, threatened, actions, claims, investigations, suits or proceedings before any governmental authority, court or administrative agency which may reasonably be expected to have a Material Adverse Effect.

         4.8     Taxes.  Except as otherwise provided by the Plan:

                 (a) All federal, state, local and foreign tax returns, reports and statements required to be filed by Company have been filed with the appropriate governmental agencies and all charges and other impositions shown thereon to be due and payable by Company have been paid, or accrued and appropriately reserved for, prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid.

                 (b) Company has paid when due and payable all requisite taxes and other charges.

                 (c) Proper and accurate amounts have been withheld by Company from its employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective governmental agencies.

                 (d) Company has neither executed nor filed with the Internal Revenue Service or any other governmental authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any taxes or assessments, and there are no tax audits under way with respect to the Internal Revenue Service or any such entities. Company has neither agreed nor been requested to make any adjustment under Internal Revenue Code section 481(a) by reason of a change in accounting method or otherwise. Company has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year.

         4.9 No Subordination. Except as may be provided in the Plan, there is no agreement, indenture, contract or instrument to which Company is a party or by which Company may be bound that requires the subordination in right of payment of any of Company's Obligations to any other obligation of Company.

         4.10 Court Orders. Neither Company nor (to the best of Company's knowledge, after due investigation) CalREIT is subject


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


to any order, writ, judgment, decree, injunction, or other restriction that would have a Material Adverse Effect.

         4.11 Permits, Franchises. Company possesses, and will hereafter possess, all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade names, trade styles, logos, trade name rights, patents, patent rights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged without conflict with the rights of others where failure to possess such permits, memberships, franchises, contracts, licenses, trademark rights, trade names, trade styles, logos, trade name rights, patents, patent rights and fictitious name rights might reasonably be expected to have Material Adverse Effect.

         4.12 ERISA. Company and all ERISA Affiliates are in compliance in all material respects with all applicable provisions of ERISA and the Internal Revenue Code and no "Reportable Event" as that term is defined in ERISA, has occurred and is continuing with respect to any employee benefit plan (as that term is defined in Section 3(3) of ERISA) maintained or contributed to by Company or any ERISA Affiliate thereunder. All employee benefit plans maintained by the Company or any of its ERISA Affiliates that are intended to qualify under Section 401(a) of the Internal Revenue Code do so qualify. Neither the Company nor any ERISA Affiliate has engaged in, or has incurred, any liability with respect to, a non-exempt "prohibited transaction" described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code. Neither the Company nor any ERISA Affiliate has incurred any liability, which was not satisfied, under Title IV of ERISA, Section 302 of ERISA, Section 412 of the Internal Revenue Code, or Section 4971 of the Internal Revenue Code. Neither the Company nor any ERISA Affiliate has incurred or expects to incur any withdrawal liability, which was not satisfied (either as a contributing employer or as part of a controlled group which includes a contributing employer) to any multiemployer plan, as defined in Section 3(37) or Section 4001(a)(3) of ERISA or Section 414(f) of the Code in connection with any complete or partial withdrawal from such plan. Neither the Company nor any ERISA Affiliate maintains, contributes to, or has any liability (fixed, contingent or otherwise) for medical, health, life, or other welfare benefits for present or future terminated employees (other than any welfare benefits provided in compliance with the Consolidated Omnibus Budget Reconciliation Act or similar law).

         4.13 Compliance With Other Laws. Company is in compliance in all material respects with all federal, state and local laws, ordinances and regulations, including those relating to licensing, securities, labor, environmental, health and safety, including, without limitation, all rules and regulations of the Securities and Exchange Commission, the California Department of


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


Real Estate, the California Department of Corporations, and their federal, state and local counterparts, to the extent applicable.

         4.14 Executive Offices. The chief executive office and principal place of business of Company is located at 705 A University Avenue, Sacramento, California 95825 or at such other location as Company reports to Noteholders in writing prior to the Closing Date.

         4.15 Full Disclosure. Neither this Agreement nor the other Documents contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained herein or therein not misleading in light of the circumstances under which such statement has been made.

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

                 Company covenants and agrees that from and after the Closing Date and until all of the Obligations are paid and satisfied in full:

         5.1 Punctual Payments. Company shall punctually pay the Obligations at the times and place and in the manner specified in the Documents.

         5.2 Compliance with Documents. Company shall comply with each and every term and condition of the Documents, in a complete and timely manner. Within five (5) days before March 30, June 30, September 30, and December 31 of each calendar year, in addition to the financial statements and other reports which are required under this Article V, Company shall deliver to Agent and each Noteholder a Certificate of Compliance and Financial Condition, properly executed in the form attached hereto as EXHIBIT E. In addition to the foregoing, Company shall promptly provide Agent and each Noteholder with copies of any compliance certificates or statements of financial condition prepared by Company for the purpose of incurring or in connection with any Indebtedness.

         5.3 Reporting Requirements. Company shall deliver to Agent, Accountant and each Noteholder all of the following:

                 (a) As soon as available and, in any event, within fifteen (15) days after the beginning of each fiscal year, an operating budget for Company, prepared on a monthly basis for such fiscal year, including projected income statements, cash flow statements, and balance sheets, and, not later than forty-five (45) days after the end of each fiscal quarter, if the actual operating results for such quarter were materially different than projected, a revised operating budget for the remainder of the fiscal year.

                 (b) Not later than the thirty-fifth (35th) day after each calendar month, an unaudited unconsolidated income statement, balance sheet and cash flow statement, in each case for such month, and setting forth a comparison to the budget for such calendar month and the actual results for such calendar month in the previous fiscal year, certified by a Responsible Officer as complete and correct, subject to normal accounting adjustments and without footnotes.

                 (c) As soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of income, stockholders' equity and cash flows of Company and CalREIT for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of Company and CalREIT as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in form to Noteholders and certified by a Responsible Officer, subject to changes resulting from year-end adjustments together with a variance report comparing Company's operating results for such quarter with Company's budget for such quarter, and including an explanation of the reason for any material variations certified by a Responsible Officer; provided, however, that delivery pursuant to clause (f) below of copies of the Quarterly Report on Form 10-Q of Company for such quarterly period filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause
(c).

                 (d) As soon as practicable and in any event within 90 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows and a consolidated statement of stockholders' equity of Company and CalREIT for such year, and a consolidating and consolidated balance sheet of Company and CalREIT as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in form to Noteholders and, as to the consolidated statements, reported on by independent public accountants of recognized national standing selected by Company whose report shall be without limitation as to the scope of the audit and satisfactory in substance to Noteholders and, as to the consolidating statements, certified by a Responsible Officer; provided, however, that delivery pursuant to clause (f) below of copies of the Annual Report on Form 10-K of Company for such fiscal year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (d).



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


                 (e) As soon as available, and in any event within 90 days after the end of each fiscal year, a copy of each other report submitted to Company or CalREIT by its independent certified public accountants in connection with any annual interim or special audit made by them on the books of Company or CalREIT.

                 (f) Promptly upon transmission thereof, and in any event not later than five (5) Business Days thereafter, copies of all such financial statements, proxy statements, notices and reports as Company or CalREIT shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which Company or CalREIT files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission).

                 (g) Promptly upon receipt thereof, and in any event not later than five (5) Business Days thereafter, copies of all financial statements Company receives from CalREIT unless such financial statements are already required to be provided under another subsection of this SECTION 5.3.

                 (h) Promptly, and in any event not later than five (5) Business Days after the occurrence of each of the following, written notice in reasonable detail of: (i) the occurrence of (A) a Default, or (B) an Event of Default, or (C) an event or condition that occurs or exists which could have or results in a Material Adverse Effect, the nature and period of existence thereof and the action Company proposes to take with respect thereto; (ii) any change in the name or the organizational structure of Company; (iii) any termination or cancellation of any insurance policy which Company is required to maintain; or (iv) any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Company's property in excess of an aggregate of $1,000,000; or (v) any changes in the following senior management positions of Company: Trustee, Chair, President, Secretary, or Chief Financial Officer.

                 (i)      Promptly upon, and in any event no later than five
(5) Business Days after learning thereof, written notice in reasonable detail of any litigation threatened or commenced against Company or CalREIT, and of the threat or institution of any suit or administrative proceeding that may have a Material Adverse Effect, or where the damages claimed exceeds $1,000,000.

                 (j) Together with each delivery of financial statements required by clauses (b) and (c) above, a certificate of a Responsible Officer stating that there exists no (i) Event of Default, or (ii) Default, or (iii) an event or condition which could have or results in a Material Adverse Effect, or, if any (i) Event of Default, or (ii) Default, or (iii) an event or condition that occurs or exists which could have or results in a Material Adverse Effect, exists, specifying the nature and period of existence thereof and what action Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause 5.3 (d) above, Company will deliver a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained knowledge of no (i) Event of Default, or (ii) Default, or (iii) an event or condition which could have or results in a Material Adverse Effect, or if they have obtained knowledge of any
(i) Event of Default, or (ii) Default, or (iii) an event or condition which could have or results in a Material Adverse Effect, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any (i) Event of Default, or (ii) Default, or (iii) an event or condition which could have or results in a Material Adverse Effect, which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

                 (k)      Promptly upon, and in any event no later than three
(3) Business Days after learning thereof, written notice in reasonable detail of each of the following: (i) any penalty assessed against Company by any federal, state, or local government agency (including but not limited to tax penalties), (ii) any notice received from any federal, state, or local government agency of any violation by Company of any federal, state, or local law or regulation which could result in the assessment of a penalty in excess of $500,000 or the revocation of any license by any federal, state or local government agency, (iii) any investigation of Company by any federal, state or local government agency, and (iv) any violation by Company of any such law or regulation of which Company becomes aware, which violation could result in the assessment of a penalty or the revocation of a registration or license by any federal, state, or local government agency, or in notification of a violation of any federal, state, or local law or regulation from any federal, state, or local government agency.

                 (l) As soon as practicable and in any event within 45 days after the end of each quarterly period, including the last quarterly period, a report certified by a Responsible Officer setting forth the status of the items listed on Schedules 4.1(a), 4.1(b) and 4.7, until such items have been resolved such that they would not have been listed on such Schedules.

                 (m) From time to time and with reasonable promptness such other information as Collateral Agent, Agent or any Noteholder may reasonably request.

         5.4 Communication with Accountants. Upon the request of Collateral Agent, Agent or any Noteholder, Company hereby authorizes Agent, Collateral Agent and each Noteholder, upon notice to Company, to communicate directly with Company's independent certified public accountants and tax advisors and authorizes those accountants to disclose to Agent, Collateral Agent and Noteholders any and all financial statements and other supporting financial documents and schedules including copies of any management representation letter with respect to the business, financial condition and other affairs of Company. On or before the Closing Date and on each anniversary of the Closing Date, Company shall deliver a letter addressed to such accountants and tax advisors instructing them to comply with the provisions of this SECTION 5.4 and authorizing Agent, Collateral Agent and Noteholders to rely on the certified financial statements prepared by such accountants.

         5.5 Right of Access and Inspection. Company shall provide Agent, Collateral Agent, any Noteholder, Accountant and/or Consultant (as the case may be) with full and complete access to all books, records, financial statements and documents requested by Agent, Collateral Agent, any Noteholder, Accountant and/or Consultant to enable Accountant and Consultant to (i) continue to review Company's business and financial condition, (ii) to monitor the Collateral,
(iii) to monitor Company's compliance with the reporting requirements set forth herein, and (iv) to perform audits. Company hereby grants to Agent, Collateral Agent, Noteholders, Accountant, Consultant, and any of their officers, employees and/or agents the right, exercisable as frequently as Agent, Collateral Agent, Noteholders, Accountant and Consultant reasonably determine to be appropriate, during normal business hours (or at such other times as may reasonably be requested by Agent, Collateral Agent, any Noteholder, Accountant or Consultant), to inspect the properties and facilities of Company and to inspect, audit and make extracts from all of Company's records, financial statements, files and books of account as set forth above, discuss the affairs, finances and accounts of Company with any of its advisors, officers or trustees, and communicate directly with Company's independent certified public accountants. Company shall deliver any document or instrument reasonably necessary for Agent, Collateral Agent, any Noteholder, Accountant, or Consultant as any of them may reasonably request, to obtain records from any service bureau maintaining records for Company, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by Company. Upon the written request by Agent, Collateral Agent or any Noteholder to Company, Company shall instruct its banking and other financial institutions to make available to Agent, Collateral Agent or Noteholders such information and records as reasonably requested. In exercising any inspection rights pursuant to this SECTION 5.5, Agent, Collateral Agent, Noteholders, Accountant, and Consultant shall use their best efforts to minimize any disruption to the orderly conduct of Company's business.

         5.6 Maintenance of Existence and Conduct of Business. Company shall: (a) do or cause to be done all things necessary to maintain and keep in full force and effect CalREIT's existence and rights as a real estate investment trust; (b) at all times maintain, preserve and protect all of their respective rights to enjoy and use trademarks, trade names, service marks, patents, copyrights, licenses, and such real property rights necessary or useful to the conduct of their respective businesses; (c) do or cause to be done all things necessary to renew all registrations and licenses and avoid any forfeiture of any registration or license necessary or useful to the conduct of their respective businesses; (d) preserve all the remainder of their property, in use or useful in the conduct of their respective businesses and keep the same in good repair, working order and condition and from time to time make, or cause to be made, all needed and proper repairs, renewals and replacements, betterments and improvements thereto consistent with industry practices, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         5.7 Books and Records. Company shall keep adequate records and books of account with respect to its business activities, in which proper entries, reflecting all financial transactions, are made in accordance with generally accepted accounting principles, consistently applied.

         5.8 Maintenance of Insurance. Company shall maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to that of Company, including fire, extended coverage, public liability (including bodily injury and property damage) and workers' compensation, carried with companies and in amounts reasonably satisfactory to Noteholders, and deliver to Agent and Noteholders from time to time, at Noteholders' request, schedules setting forth all insurance then in effect.
All such liability insurance shall name Collateral Agent as an additional insured and all such fire and extended coverage insurance with respect to Collateral granted to Collateral Agent pursuant to the Documents shall name Collateral Agent as co-loss payee and be the subject of a lender's loss payable endorsement (Form 438 BFU or equivalent) reasonably acceptable to Noteholders in favor of Collateral Agent to the extent of amounts outstanding hereunder or to the extent of Collateral Agent's interest in such Collateral.

         5.9 Compliance with Law. Company shall comply with all federal, state and local laws and regulations applicable to it, including those relating to ERISA, those regarding the collection, payment and deposit of sales, employees' income, unemployment and Social Security taxes, and those relating to environmental matters, where the failure to comply may have a Material Adverse Effect.

         5.10 Agreements. Company shall perform within all required time periods (after giving effect to any applicable grace periods), all of its obligations and enforce all of its rights under each agreement to which it is a party, including any leases to which it is a party. Company shall not terminate or modify in any manner any provision of any agreement to which either is a party which termination or modification could have a Material Adverse Effect.

         5.11 Payment of Tax Obligations. Except as otherwise provided by the Plan, Company shall pay and discharge before any notice of default or delinquency is filed or recorded with any governmental authority having jurisdiction over Company, any and all assessments or taxes that first come due and payable by

Company on or after the Effective Date of Plan, including (i) real property or personal property taxes or ad valorem assessments, (ii) federal and state income taxes, and (iii) any principal, interest, or other charges with respect to bond issues which are or may become Liens upon any of Company's real or personal property.

         5.12 Leases. Company shall comply in all material respects with all of its obligations under all leases existing on the Effective Date of Plan or thereafter entered into by it with respect to Mortgaged Property. Company shall provide Agent and Noteholders with a copy of each notice of default or termination received by Company under any lease which represents more than 20% of the net rentable square footage of any Mortgaged Property, immediately upon receiving any such notice, and deliver to Agent and Noteholders a copy of each notice of default or termination sent by Company under any lease simultaneously with its delivery of such notice under such lease, and shall notify Agent, not later than thirty (30) days prior to the date of the expiration of the term of any lease, of Company's intention either to renew or not renew any such lease, and, if Company shall intend to renew such lease, the terms and conditions of renewal of any such lease. Upon Agent's or any Noteholder's request, Company shall use its best efforts to obtain and deliver to Agent for the benefit of Noteholders, an estoppel certificate, in form and substance satisfactory to Noteholders, executed by such tenants as Noteholders may specify, certifying, among other things, that Company is not in default under such lease, the amount of rent payable under such lease, the term of such lease, and disclose any extra-contractual rent adjustments or discounts, and any purchase, extension or termination options.

         5.13 Property. If, after the Closing Date, Company acquires any interest in additional real property (other than After Acquired Property), which Noteholders reasonably determine to be material to Company, then, such real estate shall be deemed to be "Mortgaged Property" as defined herein and if requested by Agent, Company shall (i) execute a mortgage or deed of trust in favor of Collateral Agent covering such real property, in form and substance satisfactory to Noteholders and subordinate or junior only to such mortgages or deeds of trust as are existing of record on the date Company acquires such real property, (ii) provide Collateral Agent with casualty insurance covering such real property in an amount equal to the value of such real property (as determined by Noteholders), (iii) provide Collateral Agent with an ALTA Lender's Policy covering such real property, in an amount and with such endorsements as Noteholders may, in their sole discretion, require, and (iv) if requested by Noteholders, provide a current ALTA survey thereof, together with a surveyor's certificate in form and substance reasonably satisfactory to Noteholders.



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                                   ARTICLE VI

                               NEGATIVE COVENANTS

                 Company covenants and agrees that until all of the Obligations are paid and satisfied in full:

         6.1 Mergers, Etc. Company shall not, and shall not vote to allow CalREIT to, directly or indirectly, by operation of law or otherwise, merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with, any person or entity, other than a merger or consolidation of Company and CalREIT, provided that the Obligations are assumed by the surviving entity. Company shall not, and shall not vote to allow CalREIT to, form or acquire any subsidiary, or make any material change in the nature of their respective businesses (other than changes occurring in the ordinary course of its business), or sell all or substantially all of their respective assets.

         6.2 Loans, Advances, Investments. Except for (a) investments in Cash Equivalents, (b) seller financing permitted by SECTION 6.6(B) of this Agreement, and (c) the purchase, with After Acquired Property, of 100% of the stock of a corporation whose primary assets are real property, Company shall not make any loans, guarantees (including, without limitation guarantees of any lease in connection with a sale/leaseback transaction), capital contributions or advances to or for the benefit of, or investments in any person or entity.

         6.3 Name Change. Company shall not change its name, chief executive office or principal place of business, or conduct business (including purchasing real property, notes, inventory or other assets) in any name other than its present correct name, unless and until Company has (i) given Agent and Collateral Agent at least thirty (30) days prior written notice of its intended name change; and (ii) executed such documents, instruments or agreements as Agent or Collateral Agent may require in order to preserve and protect Noteholders' Liens and other rights under this Agreement and the other Documents.

         6.4 Dividends, Distributions. Company shall not declare or pay any dividend or distribution either in cash, stock or any other property on account of New CET Common Stock now or hereafter outstanding, nor redeem, retire, repurchase or otherwise acquire any shares or warrants of New CET Common Stock now or hereafter outstanding, unless and until:

                 (a) Company has paid in cash all dividends then due and owing to holders of New CET Preferred Stock;

                 (b) Company has paid in cash the entire principal amount of all Interest Deferral Notes delivered to Noteholders and all accrued interest thereon, and the period in which Company may issue Interest Deferral Notes in lieu of cash payments of interest has expired; and



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
                 (c) All amounts owing under the New Credit Line and the Redding Hotel Improvement Loan have been paid in full;

provided, that if permitted under applicable law, Company may declare dividends to the extent, in the opinion of counsel to Company satisfactory to Noteholders, such payment is required to maintain Company's status as a real estate investment trust. Notwithstanding anything to the contrary in this
SECTION 6.4, Company shall not repurchase New CET Common Stock, make payments of dividends thereon or make distributions in connection therewith, unless such payments are made from Excess Cash Flow.

         6.5 Indebtedness. Company shall not, create, incur, assume or permit to exist any Indebtedness except for (a) the Obligations, (b) trade and other credit on account of goods and services incurred in the ordinary course of business which are not more than 90 days past due, (c) lease payment obligations under leases that Company is not prohibited from entering into under the Documents, (d) Refinancing Indebtedness as permitted under the terms of SECTION 6.8, (e) Purchase Money Indebtedness, (f) the New Credit Line provided that such New Credit Line meets the requirements of SECTION 2.10, (g) the New Kroeger Note, (h) the New CET Unsecured Notes, (i) the Redding Hotel Improvement Loan, in an amount not to exceed $1,000,000, and (j) unsecured Indebtedness due and payable after the Maturity Date; provided that at the time such unsecured Indebtedness is created, incurred or assumed the ratio of Available Cash Flow to Interest Expense for the immediately preceding period meets or exceeds 2 to 1.

         6.6 Sales of Collateral. So long as no Event of Default has occurred and is continuing, Company may sell Collateral and other assets, provided:

                 (a) Eighty percent (80%) of all Net Cash Proceeds from any sale of Collateral are paid to Noteholders pursuant to SECTION 2.4(b); and

                 (b) Without limiting SECTION 6.6(a), with respect to sales of any asset (whether or not Collateral) in which Company provides seller financing, (i) the subject property is sold to a financially responsible purchaser (as determined by Board of Directors of Company in accordance with commercially reasonable standards), (ii) Company assigns and pledges to Collateral Agent, for the benefit of Noteholders, the note, any and all security for the note, and any other collateral given to Company in consideration for the sale, and (iii) such note, security documents, other collateral, and assignment are in form and substance satisfactory to Noteholders and (iv) such sale is for a purchase price no less than the fair market value of such asset as determined by an independent appraisal satisfactory to Board of Directors of Company or such other method satisfactory to Noteholders.

         6.7 Purchase Options. So long as no Event of Default has occurred and is continuing, Company may grant options to purchase Company's real property, provided eighty percent (80%) of all Net


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Cash Proceeds from any grant of an option to purchase real property Collateral are paid to Noteholders pursuant to SECTION 2.4.

         6.8 Real Property Refinancing. So long as no Event of Default has occurred and is continuing, Company may incur Indebtedness relating to the refinancing of Indebtedness secured by real property ("Refinancing Indebtedness"), provided that eighty percent (80%) of any Net Cash Proceeds of such Refinancing Indebtedness is paid to Noteholders pursuant to SECTION 2.4(b).

         6.9 Notes Receivable. Company shall not compromise, settle, waive, extend, modify, alter, fractionalize, or hypothecate any Note Receivable; provided nothing in this SECTION 6.9 shall be deemed to prohibit the sale of any Note Receivable for par pursuant to the terms of SECTION 6.6 without approval of the Board of Trustees of Company.

         6.10 Prohibited Payments on Indebtedness. Company (i) shall make no prepayments of principal, interest or other amounts on account of (A) the New Kroeger Note, (B) the New CET Unsecured Notes or (C) the Florin-Perkins Properties and the Florin-Perkins Bond Claims, or (D) unsecured Indebtedness referred to in SECTION 6.5(j), and (ii) shall make no payments with respect to the Florin-Perkins Properties and the Florin-Perkins Bond Claims in connection with any taxes, bond payments or bond assessments.

         6.11 Transactions with Affiliates. Company shall not, directly or indirectly, enter into or be a party to any agreement or transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate except for transactions in the ordinary course of and pursuant to the reasonable requirements of business and upon fair and reasonable terms that are approved by Company's board of trustees, fully disclosed to Agent and approved by Noteholders, and no less favorable to Company than it would obtain in a comparable arm's length transaction with a person not an Affiliate; provided nothing in this SECTION 6.11 shall be deemed to prohibit CalREIT from declaring and paying dividends which might otherwise be payable under this Agreement, or permitting Company and CalREIT to merge as permitted under SECTION 6.1.

         6.12 Liens. Except for Permitted Liens, Company shall not create or permit any Lien on any of its properties or assets, including, without limitation, the Collateral.

         6.13 Cancellation of Indebtedness. Company shall not cancel any claim or debt owing to it, except for reasonable consideration and in the ordinary course of business.

         6.14 ERISA. Neither Company nor any ERISA Affiliate shall acquire any new ERISA Affiliate that (i) maintains or has an obligation to contribute to a pension plan that has either an "accumulated funding deficiency", as defined in section 302 of ERISA, or any "unfunded vested benefits," as defined in


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section 4006(a)(3)(E)(iii) of ERISA in the case of any plan other than a
Multiemployer Plan and in section 4211 of ERISA in the case of a Multiemployer Plan, or (ii) maintains or has an obligation to contribute to a pension plan that has assets having a fair market value which is less than the present value of the liabilities under the plan on a termination basis or (iii) which will result in any liability to the Company or any ERISA Affiliate if a plan maintained by a new ERISA Affiliate is to be terminated immediately after the new ERISA Affiliate is acquired by the Company or any ERISA Affiliate. Additionally, neither Company nor any ERISA Affiliate shall: (a) permit or cause any representation set forth in section 4.12 to cease to be met and satisfied at any time; establish any Pension Plan that is subject to Title IV of ERISA; or terminate any Pension Plan that is subject to Title IV of ERISA where such termination could reasonably be anticipated to result in liability to Company; or any ERISA Affiliate; (b) permit any accumulated funding deficiency, as defined in section 302(a)(2) of ERISA, to be incurred with respect to any Pension Plan; (c) fail to make any contributions or fail to pay any amounts due and owing as required by the terms of any Plan before such contributions or amounts become delinquent; (d) make a complete or partial withdrawal (within the meaning of section 4201 of ERISA) from any Multiemployer Plan; or (e) at any time fail to provide any Noteholder with copies of any plan documents or governmental reports or filings, if reasonably requested by such Noteholder.

         6.15 Hazardous Materials. Except in the ordinary course of business and in compliance with all applicable Environmental Laws, Company shall not and shall use its reasonable best efforts not to cause or permit any other person or entity to, cause or permit the presence, use, generation, manufacture, installation, release, discharge, storage or disposal of any Hazardous Materials on, under, in or about any real property owned by Company or any Subsidiary or any real property leased, subleased, occupied or used by Company or any Subsidiary, or the transportation of any Hazardous Materials to or from any such real property unless such use or transportation is on a temporary basis incidental to the conduct of its business in the ordinary course and is performed in a manner that does not cause a material violation of any applicable Environmental Law. In the event of any breach or violation of the foregoing, or in the event of any other release or threatened release of Hazardous Materials on, under, in or about any real property owned by Company or any real property leased, subleased, occupied or used by Company, Company shall promptly commence and diligently complete a clean-up or other remediation of any such environmental contamination using a duly qualified, licensed and insured contractor. In the event of any release or threatened release of Hazardous Material on, under, in or about any real property owned by any Subsidiary or any real property leased, subleased, occupied or used by any Subsidiary, Company shall cause such Subsidiary to promptly commence and diligently complete a clean-up or other remediation of any such environmental contamination using a duly qualified, licensed and insured contractor.


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                                  ARTICLE VII

                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

         7.1 Default. The occurrence of any one or more of the following events or conditions (regardless of the reason therefor) shall constitute an Event of Default under this Agreement:

                 (a) Company fails to make any payment of principal, interest, fees, expenses, or any other amount owing in respect of any of the Notes or any of the other Obligations when due and payable pursuant to the terms thereof or hereof; or

                 (b) Company (whether as primary obligor or as guarantor or other surety) fails to make any payment of Indebtedness at maturity or otherwise beyond any period of grace provided with respect thereto, or Company fails to perform or observe any other agreement, term or condition contained in any agreement under which any such Indebtedness is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee on behalf of such holder or holders) to cause, such Indebtedness to become due (or to be repurchased by Company, prior to any stated maturity, provided that the aggregate amount of all Indebtedness as to which such a payment default shall occur and be continuing or such failure or other event causing or permitting acceleration (or resale to Company) shall occur and be continuing exceeds $500,000; and provided, further, that this SECTION 7.1(b) shall not apply to Indebtedness secured by the Florin-Perkins Properties, the 425 University Avenue property, the University Village property, the Pacific Palisades Property or the Systems Integrators Buildings; or

                 (c) any representation or warranty made by Company herein or by Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

                 (d) Company fails to perform or observe any agreement contained in Article VI; or

                 (e) Company fails to perform or observe any other agreement, term or condition contained in this Agreement or in any of the other Documents and such failure shall not be remedied within 30 days after any Responsible Officer obtains actual knowledge thereof; or

                 (f) Company conceals, removes or permits to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of its property or incurs any obligation which may be intentionally or constructively fraudulent under any bankruptcy, fraudulent conveyance or other similar law; or



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                 (g)      Company makes an assignment for the benefit of
creditors or is generally not paying its debts as such debts become due; or

                 (h) any decree or order for relief in respect of Company is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (collectively, "Bankruptcy Law"), of any jurisdiction; or

                 (i) Company petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of Company, or of any substantial part of the assets of Company, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of CalREIT) relating to Company under the Bankruptcy Law of any other jurisdiction; or

                 (j) any such petition or application is filed, or any such proceedings are commenced, against Company and Company by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

                 (k) any order, judgment or decree is entered in any proceedings against Company decreeing the dissolution of Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                 (l) any order, judgment or decree is entered in any proceedings against Company decreeing a split-up of Company which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of CalREIT whose assets represent a substantial part, of the consolidated assets of Company and CalREIT (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of CalREIT, which shall have contributed a substantial part of the consolidated net income of Company and CalREIT (determined in accordance with generally accepted accounting principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                 (m) a final judgment in an amount in excess of $500,000 is rendered against Company and, within 60 days after entry thereof, such judgment is not discharge or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or


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                 (n)      Company or any ERISA Affiliate, in its capacity as an
employer under a Multiemployer Plan, makes a complete or partial withdrawal from such Multiemployer Plan resulting in the incurrence by such withdrawing employer of a withdrawal liability in an amount exceeding $100,000; or

                 (o) Any material provision of any Deed of Trust, the Pledge and Security Agreement or any other Document shall for any reason cease to be valid, any such Document shall be repudiated, terminated or avoided, including by operation of law, or any security interest created under any such Document shall cease to be a valid and perfected first priority security interest or Lien in any material portion of the Collateral purported to be covered thereby (subject only to Permitted Liens), provided that such termination or avoidance is not caused by the actions of Noteholders or the failure of Noteholders to act; or

                 (p) The holder of any Lien encumbering any of the Mortgaged Properties (other than Agent, Collateral Agent or Noteholders and a claimant under a mechanic's lien or a materialmen's lien) records a notice of default against such property or commences an action to enforce such Lien, regardless of the reason therefor; or

                 (q) The claimant under any mechanics' lien or materialman's lien obtains a judgment against Company establishing the validity of such lien or permitting such claimant to enforce such lien, or notices of mechanics' and/or materialmen's liens are recorded against the Mortgaged Properties, which judgments, liens or notices aggregate $500,000 or more.

                 (r) Any other event or condition occurs or exists which could have or result in a Material Adverse Effect, provided that Agent provides two Business Days written notice to Company of such event or condition.

then (a) if such event is an Event of Default specified in any clause of this
SECTION 7.1 other than clause (h), (i), or (j), Agent shall, at the direction of any Noteholder or Noteholders, by notice in writing to Company ("Notice of Acceleration"), declare such Noteholder's Notes and the Obligations to such Noteholder or all of the Notes and the other Obligations, as the case may be, to be and such Noteholder's Notes and the Obligations to such Noteholder or the Notes and the other Obligations, as the case may be, shall thereupon be and become, immediately due and payable together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Company; and (b) if such event is an Event of Default specified in clause (h), (i), or (j) of this SECTION 7.1 with respect to Company, all of the Notes and the other Obligations at the time outstanding shall automatically become immediately due and payable at par together with interest accrued thereon, without presentment, demand,


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protest or notice of any kind, all of which are hereby waived by Company.

         7.2 Cross-Defaults. The occurrence of any Event of Default under this Agreement shall also constitute an Event of Default under each of the other Documents. The occurrence of any Event of Default under any of the other Documents shall constitute an Event of Default under this Agreement. Company's failure to pay any installment of principal or interest when due under any Note, or to execute and deliver any Interest Deferral Note as and when due, shall constitute an Event of Default under all of the Notes.

         7.3     Other Remedies.   Upon the occurrence of any Event of Default
in addition to the remedies listed in SECTION 7.1 upon the earlier of a Notice of Acceleration or acceleration of the Obligations: (a) Agent and/or Noteholders may file an action against Company in any court having jurisdiction, in their own names or in the name of Agent, Noteholders and/or Collateral Agent; and/or (b) Agent, Collateral Agent and Noteholders shall have all rights, powers and remedies available under each of the Documents and applicable law, including, without limitation, (i) commencing judicial or nonjudicial foreclosure proceedings against the Mortgaged Properties, (ii) enforcing Collateral Agent's security interest in the Collateral by means of one or more public or private sales thereof, (iii) taking possession of all or any portion of the Mortgaged Properties or the Collateral, in person or by means of a court appointed receiver (who shall be appointed without regard to the value of Collateral Agent's or Noteholders' security), and (iv) exercising any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Agent, Collateral Agent or Noteholders in connection with each of the Documents may be exercised at any time or from time to time, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

         7.4 Waivers by Company. Except as otherwise provided for in this Agreement and applicable law, Company waives (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent, Collateral Agent or Noteholders on which Company may in any way be liable and hereby ratifies and confirms whatever Agent, Collateral Agent or Noteholders may do in this regard, (ii) all rights to notice and a hearing prior to Collateral Agent's taking possession or control of, or replevy, attachment or levy upon, the Collateral, or any bond or security which might be required by any court prior to allowing Agent or Collateral Agent to exercise any of its remedies, and (iii) the benefit of all valuation, appraisal and exemption laws. Company acknowledges that it has been advised by counsel of its choice with respect to the effect of the foregoing waivers and this Agreement, the other Documents and


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the transactions evidenced by this Agreement and the other Documents, generally.

         7.5 Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, Agent, Collateral Agent and each of Noteholders are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off, recoup, and apply any and all funds in the possession of Agent, Collateral Agent or any Noteholder, all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by Agent, Collateral Agent or any Noteholder to or for the credit or the account of Company against any and all of the Obligations of Company now or hereafter existing under the Documents that are then due and payable, whether by maturity or acceleration, irrespective of whether or not Noteholders shall have made any demand under this Agreement or the other Documents. Agent shall notify Company promptly after any such set-off and application made by Agent, Collateral Agent or any Noteholder; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Agent, Collateral Agent or Noteholders under this section are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which Agent, Collateral Agent and Noteholders may have.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

         8.1     Complete Agreement; Transferability.

                 (a) The Documents (i) supersede any prior written or oral agreements or understandings between the parties or any predecessor in interest with respect to the subject matter of the Documents, and (ii) constitute the complete agreement between the parties with respect to the subject matter of the Documents and (iii) may not be modified, altered or amended except by an agreement in writing signed by Company and each party affected by such modification.

                 (b) Company may not sell, assign or transfer, whether by operation of law or otherwise, any of the Documents, or any portion thereof, including Company's rights, title, interests, remedies, powers and duties hereunder or thereunder.

         8.2     Professional Fees and Expenses.

                 (a) If at any time or times after the Closing Date, whether prior or subsequent to the commencement of a bankruptcy case (other than the Chapter 11 Case), any Noteholder, Agent or Collateral Agent, or any of them, employs legal counsel or other professionals (including, but not limited to, attorneys, accountants, consultants, inspectors, engineers, environmental experts, title insurers, appraisers, brokers or auctioneers) for advice or other representation or incurs other costs and


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expenses, Company shall, under the circumstances described below, pay to and reimburse Agent, each Noteholder, and Collateral Agent for the reasonable professional fees, including reasonable attorneys' fees, arising from such services and all expenses, costs, charges and other fees incurred by or on behalf of such party in connection therewith, and the same shall constitute Obligations of Company to Agent, Collateral Agent and Noteholders secured by the Collateral; provided that The Prudential Insurance Company of America, in its capacity as Noteholder, and Pruco Life Insurance Company of America shall use the same professionals and TCW Special Credits Fund IV, TCW Special Credits Plus Fund, TCW Special Credits Trust IV, TCW Special Credits Trust IVA, and Weyerhaueser Company Master Retirement Trust shall use the same professionals. The circumstances under which such fees, costs and expenses are payable are as follows:

                          (i)     whether or not an Event of Default has
occurred under this Agreement or the other Documents, the negotiation or preparation of any proposed modification, extension, or renewal of, or proposed consent or waiver under, this Agreement, the Notes or any other Document, including additional documentation relating to the addition of any Collateral securing the Obligations, whether or not such amendment, modification, extension or renewal is consummated or such proposed consent granted; and

                          (ii)    upon the occurrence and during the
continuation of an Event of Default: (A) any litigation, contest, dispute, suit, case, proceeding or action (whether instituted by Agent, Noteholders, Company or any other person), in any way relating to this Agreement, the Documents, the Collateral or the affairs of Company or CalREIT; (B) any litigation, contested matter, adversary proceeding, dispute, suit, case, proceeding or action and any appeal or review thereof in connection with a case commenced by or against Company or CalREIT under the federal bankruptcy or reorganization laws or any other applicable federal or state bankruptcy, insolvency, debtor relief, reorganization or similar law, including but not limited to any contested matters, cases or proceeding relating to or arising out of the Chapter 11 Case or the Plan; (C) the monitoring, appraisal, inspection, collection, sale, liquidation or other disposition of the Collateral, and (D) the taking of (or determining whether or how to take) any action establishing, preserving, or enforcing any right or remedy permitted hereunder.

Payment of the fees and expenses provided for in this SECTION 8.2(a) shall be paid to Agent, Collateral Agent, or such Noteholder, as the case may be, by wire transfer as provided on the Schedule of Notices, no later than thirty (30) days after the date Company receives a written statement for such fees or expenses. The Obligations of Company under this SECTION 8.2 shall survive (i) the payment in full of any Note and (ii) the transfer of any Note or portion thereof or interest therein by any Noteholder.



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                 (b)      In addition to the amounts set forth in SECTION
8.2(a), Company shall pay to Collateral Agent, (i) within 10 days after Collateral Agent invoices Company therefor, all fees of Collateral Agent and,
(ii) within 30 days after Collateral Agent invoices Company therefor, all costs and expenses of Collateral Agent, and all fees and expenses of professionals engaged by Collateral Agent in accordance with the fees and expenses agreed to by Noteholders and by Collateral Agent in the Collateral Agent Agreement. In the event Company fails to timely pay such amounts, Noteholders shall advance their own funds to pay Collateral Agent and/or Collateral Agent's reasonable professional fees and expenses, as provided by the Collateral Agent Agreement, and demand reimbursement from Company, provided, that no action taken by any Noteholder or Collateral Agent pursuant to this sentence shall be deemed to waive or cure any Event of Default.

         8.3 Noteholders' Action; Modification Under and of Documents. Any Noteholders' Action shall be taken only by Minimum Noteholders, Majority Noteholders or all Noteholders as required by this SECTION 8.3:

                 (a)      Noteholders' Action to Modify Documents.

                          (i)     The consent of each Noteholder is required to
alter or modify this SECTION 8.3, and the amount of principal outstanding, the scheduled payments, the rate of interest, the maturity date, or the mandatory prepayments of principal set forth in this Agreement (including SECTIONS 2.4, 6.6, 6.7 AND 6.8) or the Notes.

                          (ii)    Except as set forth in SECTION 8.3(a)(i),
consent of Majority Noteholders is required to amend or modify any provision of this Agreement or the other Documents.

                 (b) Noteholders' Action With Respect to Defaults and Remedies. The following Noteholders' Actions with respect to defaults and remedies will require the consent of the following:

                          (i)     Upon the request of any Noteholder after the
occurrence of an Event of Default under SECTION 7.1(a), Agent shall send a Notice of Default.

                          (ii)    Upon the request of Minimum Noteholders after
the occurrence of any other Event of Default under SECTION 7.1, Agent shall send a Notice of Default.

                          (iii)   Upon the request of Majority Noteholders after
the occurrence of an Event of Default under SECTION 7.1, Agent and/or
Collateral Agent shall send a Notice of Acceleration.

                          (iv)    Upon the request of Majority Noteholders
after the occurrence of an Event of Default, Agent shall send a notice to Company of the commencement of accrual of interest at the Default Rate as set forth in SECTION 2.3.



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                          (v)     Upon the request of Majority Noteholders
after the occurrence of an Event of Default, Agent shall instruct Collateral Agent to commence non-judicial action to collect rents on the Real Properties, payments on Notes Receivable, and/or dividends from CalREIT, pursuant to applicable provisions of the Collateral Agent Agreement and the other Documents.

                          (vi)    Upon the request of Majority Noteholders after
the occurrence of an Event of Default, Agent shall instruct Collateral Agent to exercise other remedies under the Documents, including but not limited to collection of funds in deposit accounts, foreclosure on Mortgaged Properties, collection of Notes Receivable, seeking a receiver to take possession of any Collateral and/or the Mortgaged Property, and commencement of or actions in court proceedings.

                 (c)      Other Noteholders' Actions.

                          (i)     Any action, consent, waiver, instruction,
notice or declaration which is or may be taken or made by or on behalf of Noteholders under the Documents and which is not specified in SECTIONS 8.3(a) or (b) hereof shall be taken by Agent upon the vote of Majority Noteholders, and said Noteholders' Action shall thereupon be binding on all Noteholders, Agent, and Collateral Agent.

                          (ii)    Any Noteholders' Action to rescind, annul,
waive, modify or extend any prior Noteholders' Action shall require the same vote and consent of Noteholders as the prior Noteholders' Action; provided that Noteholders' Action by Majority Noteholders shall be required to rescind, annul, waive or modify any prior Noteholders' Action consented to by Minimum Noteholders.

                 (d) Modification of Documents. Agent's, Collateral Agent's or Noteholders' failure, at any time or times, to require strict performance by Company or any other person or entity of any provision of this Agreement or any of the other Documents shall not waive, affect or diminish any right of Agent, Collateral Agent or Noteholders thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Agent, Collateral Agent or Noteholders of a Default or Event of Default under this Agreement or any of the other Documents, shall not suspend, waive or affect any other Default or Event of Default under this Agreement or any of the other Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. No waiver of any provision of this Agreement or any other Documents, nor consent to any departure by Company, or any other person or entity therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent or the requisite Noteholders necessary to effectuate such waiver or consent and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         8.4     Indemnity.

                 (a) Company shall indemnify, defend and hold harmless Agent, Collateral Agent and each Noteholder and their affiliates, and the officers, directors, employees and agents of, and persons controlling any of them within the meaning of either section 15 of the Securities Act of 1933 or section 20 of the Securities Exchange Act of 1934, from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities (including any liabilities owing by such indemnified person or entity to Agent or Collateral Agent pursuant to the indemnification provisions of the Intercreditor Agreement and the Collateral Agent Agreement), obligations, penalties, and expenses (including attorneys' fees and disbursements and other costs incurred by any indemnified person or entity in preparing for or undertaking investigations or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by such indemnified person or entity, or to which such person or entity may become subject, whether direct, indirect, or consequential and whether based on any common law or in equity, or on contract, tort or otherwise resulting from, arising in any manner out of or in connection with or otherwise related to the Documents or any of the transactions contemplated thereunder, or in connection with the preparation, filing and dissemination of all documents and securities filings in connection therewith (including, without limitation, all environmental liabilities and costs arising from or connected with the past, present or future operations of Company or CalREIT involving any Mortgaged Property, Collateral or other real or personal property, or damage to real or personal property or natural resources or harm or injury (including pain and suffering) alleged to have resulted from any use or release of any Hazardous Materials on, upon or into such property); provided, however, that Company shall not be liable for such indemnification to such indemnified person or entity to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense either results from such indemnified person's gross negligence or willful misconduct.

                 (b) Company, at the request of any indemnified party, shall have the obligation to defend against any of the matters covered by the indemnity set forth in SECTION 8.4(a). In the event that any indemnified person or entity requests that Company defend against any such indemnified matter, Company shall promptly do so with counsel of Company's choosing and reasonably acceptable to the indemnified party, provided, that any such indemnified person or entity shall retain the right to participate in, but not control, the defense of any such indemnified matter using counsel of such person's choice at such person's expense. No action taken by legal counsel chosen by such indemnified party in defending against any indemnified matter shall vitiate or in any way impair Company's duty and obligation to indemnify and hold such person harmless hereunder.

                 (c) This indemnity provided for by this SECTION 8.4 shall be an ongoing obligation of Company that shall survive the termination of this Agreement.

         8.5 Remedies Cumulative. Agent's, Collateral Agent's and Noteholders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Agent, Collateral Agent or Noteholders may have under any other agreement, including the other Documents, by operation of law or otherwise. No failure to exercise nor any delay in exercising on the part of Agent, Collateral Agent or Noteholders, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege.

         8.6 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         8.7 Form, Registration, Transfer and Exchange of Notes; Lost Notes. The Notes are issuable as registered notes without coupons in denominations of at least $1,000,000, except as may be necessary to reflect any principal amount not evenly divisible by $1,000,000; provided that the Interest Deferral Notes are issuable as registered notes without coupons in any denomination. Company shall keep at its principal office a register in which Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of Company, Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of Company. Whenever any Notes are so surrendered for exchange, Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

         8.8 Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, Company and Agent may treat the person or entity in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and Company and Agent shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in such Note to any person or entity on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

         8.9 Parties; No Third Party Beneficiaries. This Agreement and the other Documents shall be binding upon, and inure to the benefit of, the successors of Agent, the permitted successors of Company, and the assigns, transferees and endorsees of Noteholders. No other person or entity shall be deemed to be a third-party beneficiary of any of the provisions of the Documents or otherwise have any rights by reason of any provision of the Documents.

         8.10 Disgorgement; Revival of Obligations. In the event that any payments, collections or proceeds of Collateral paid or distributed to or realized by Noteholders, or any other payment made to any Noteholder pursuant to the terms hereof, is required to be disgorged, returned, repaid, turned over, or refunded to Company or to any other person or entity, including, without limitation any debtor in possession or bankruptcy trustee, the Obligations shall be reinstated, revived, or restored by the amount that is required to be disgorged, returned, repaid, turned over, or refunded, the same as if such payment, distribution, or realization had never been made. The Obligations, as reinstated, revived, or restored, shall continue to be secured by Collateral Agent's security interest in the Collateral.

         8.11 Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or is inconsistent with, any provision in any of the other Documents, the provision contained in this Agreement shall govern and control, except that this Agreement shall be subject to the provisions of the Intercreditor Agreement. If the provisions of one agreement give Noteholders greater or broader rights than the provisions of any other agreement, those provisions shall not be deemed to be inconsistent or in conflict, and Noteholders shall have the full benefit of the greater or broader provisions.

         8.12 Governing Law; Consent to Jurisdiction and Venue. Except as otherwise expressly provided in any of the Documents, in all respects, including all matters of construction, validity and performance, this Agreement, the Notes and the other Documents, and the Obligations arising hereunder and thereunder, shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America. COMPANY, AGENT AND EACH NOTEHOLDER CONSENTS TO PERSONAL JURISDICTION, WAIVES ANY OBJECTION AS TO JURISDICTION OR VENUE, AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE, IN ANY STATE AND FEDERAL COURT SITUATED IN CALIFORNIA. Service of process on Company, Agent or any Noteholder in any action arising out of or relating to any of the Documents shall be effective if mailed to such party at the address specified in the Schedule of Notices. Nothing herein shall preclude Agent, any Noteholder or Company from bringing suit or taking other legal action in any other jurisdiction.

         8.13 MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. EACH OF THE PARTIES HERETO SPECIFICALLY WAIVES SUCH PARTY'S RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, "CLAIMS") ASSERTED BY COMPANY AGAINST AGENT AND/OR ANY ONE OR MORE NOTEHOLDERS, OR BY AGENT AND/OR ANY ONE OR MORE NOTEHOLDERS AGAINST COMPANY. THIS WAIVER EXTENDS TO ALL SUCH CLAIMS, INCLUDING, WITHOUT LIMITATION, CLAIMS WHICH INVOLVE PERSONS OR ENTITIES OTHER THAN AGENT, NOTEHOLDERS AND COMPANY; CLAIMS WHICH ARISE OUT OF OR ARE IN ANY WAY CONNECTED TO THE RELATIONSHIP BETWEEN COMPANY, AGENT AND NOTEHOLDERS; AND ANY CLAIMS FOR DAMAGES, BREACH OF CONTRACT ARISING OUT OF THIS AGREEMENT, SPECIFIC PERFORMANCE, OR ANY EQUITABLE OR LEGAL RELIEF OF ANY KIND.

         8.14 Notices. Except as otherwise provided herein, any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been validly served, given or delivered (a) when delivered, if hand- delivered, with receipt acknowledged; (b) upon transmission, when set by facsimile transmission, with such transmission electronically confirmed during normal business hours of recipient, provided that no later than one (1) Business Day following such transmission, a copy of such facsimile shall be mailed by first class mail, postage prepaid; (c) one
(1) Business Day after deposit with a reputable overnight delivery service with all charges prepaid; or (d) upon the earlier of actual receipt or five (5) days after deposit in the United States Mail, postage prepaid, in each case addressed as set forth on the Schedule for Notices attached hereto, or at such other address or facsimile transmission number as may be substituted by notice given as herein provided, provided, further, that to the extent the address for notices of one or more Noteholders is the same, only one notice need be sent to such address. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice or other communication to the persons designated herein or in the Schedule of Notices hereof to receive copies shall in no way adversely affect the effectiveness of such notice or other communication.

         8.15 Survival. The representations and warranties of Company in this Agreement shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto.

         8.16 Section Titles. The section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         8.17 Counterparts. This Agreement may be executed in counterparts which, taken together, shall constitute the Agreement. Each party to this Agreement agrees to be bound by its own facsimile signature and to accept the facsimile signatures of the other parties to this Agreement.

         8.18    Further Assurances; Execution of Notes for Assignees.
Company, Agent, and Noteholders mutually covenant and agree to execute any additional documents and to do all other acts reasonably required to effect the intent and purposes of this Agreement. Company agrees to execute and deliver Notes to Agent for the benefit of and in the name of assignees of Noteholders promptly upon notice from Agent of any assignment.

         8.19 No Partnership. Nothing herein shall be deemed or construed to create a partnership or joint venture between Company, Agent, and Noteholders, between Company and Agent, Collateral Agent or any Noteholder, or among Agent, any of Noteholders or Collateral Agent.

         8.20 No Personal Liability of Trustees. As provided in the Declaration of Trust of Company, this contract is made by the undersigned trustee, not individually, but as Trustee under a certain Declaration of Trust creating Commonwealth Equity Trust, and hereby made a part hereof, and is enforceable only against, and is payable out of, the Trust property held thereunder, and any and all personal liability of the Trustees, their duly authorized agents, and the shareholders of said Trust is expressly waived.

         8.21    Understanding of the Parties.

                 (a) Each of the parties hereto stipulates and agrees that, in entering into this Agreement, such party has not relied upon any representations, statements, covenants or warranties other than those actually set forth in this Agreement or the other Documents, incorporated by reference by this Agreement or the other Documents, (including, without limitation, all of the information contained in the Schedules delivered in connection herewith), or specifically referred to in this Agreement or the other Documents.

                 (b) Each party represents that such party has received independent advice from legal counsel with respect to the advisability of entering into this Agreement and with respect to the advisability of making the agreements and providing the releases, waivers and expressions of intent contained in this Agreement.

                 (c) Each party represents that such party has read this Agreement and understands the contents hereof.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

COMPANY:

THE PEREGRINE REAL ESTATE TRUST,
fka Commonwealth Equity Trust

By
  ---------------------------------

Title
     ------------------------------


AGENT:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By
  ---------------------------------

Title
     ------------------------------


NOTEHOLDERS:

PACIFIC MUTUAL LIFE INSURANCE COMPANY

By
  ---------------------------------

Title
     ------------------------------


THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By
  ---------------------------------

Title
     ------------------------------


PRUCO LIFE INSURANCE COMPANY

By
  ---------------------------------

Title
     ------------------------------


ORIX USA CORPORATION

By
  ---------------------------------

Title
     ------------------------------



WEYERHAEUSER COMPANY MASTER RETIREMENT TRUST

By:      TCW Special Credits,

       Its Investment Manager

By:    TCW Asset Management Co.


By:
       ---------------------------
       Richard Masson
       Managing Director


By:
       ---------------------------
       Name:
       Title:


TCW SPECIAL CREDITS FUND IV

By:    TCW Special Credits,
       Its General Partner

By:    TCW Asset Management Co.


By:
       ---------------------------
       Richard Masson
       Managing Director


By:
       ---------------------------
       Name:
       Title:


TCW SPECIAL CREDITS PLUS FUND

By:    TCW Special Credits,
       Its General Partner

By:    TCW Asset Management Co.


By:
       ---------------------------
       Richard Masson
       Managing Director


By:
       ---------------------------
       Name:
       Title:


TCW SPECIAL CREDITS TRUST IV

By:    Trust Company of the West, Trustee


By:
       ---------------------------

       Richard Masson
       Managing Director


By:
       ---------------------------
       Name:
       Title:


TCW SPECIAL CREDITS TRUST IVA

By:    Trust Company of the West, Trustee


By:
       ---------------------------
       Richard Masson
       Managing Director


By:
       ---------------------------
       Name:
       Title:

                      TABLE OF SCHEDULES AND EXHIBITS TO
                  SECOND AMENDED AND RESTATED NOTE AGREEMENT
                   ----------------------------------------


                       SCHEDULES REFERRED TO IN SECOND
                 AMENDED AND RESTATED NOTE PURCHASE AGREEMENT
                  -----------------------------------------


                              Schedule For Notices
                       Schedule 4.1(a): CET Legal Status
                     Schedule 4.1(b): CalREIT Legal Status
                          Schedule 4.7: CET Litigation



                              EXHIBITS TO SECOND
                 AMENDED AND RESTATED NOTE PURCHASE AGREEMENT
                  ------------------------------------------

EXHIBIT A    --    Schedule of Documents
EXHIBIT B    --    Form of Principal Notes
EXHIBIT C    --    Form of Interest Deferral Notes
EXHIBIT D    --    Form of Cash Only Principal Note to be Issued After October 1, 1996
EXHIBIT E    --    Form of Certificate of Compliance and Financial Condition

                              SCHEDULE FOR NOTICES

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

(1) All payments on account of Notes held by such noteholder shall be made by wire transfer of immediately available funds for credit to:

         Account No. 050-54-526

         Morgan Guaranty Trust Company of New York
         23 Wall Street
         New York, New York 10015
         (ABA No.:  021-000-238)

         Each such wire transfer shall set forth the name of the Company, a reference to 8.5% Senior Notes due October 1, 2000, and the due date and application
         (as among principal and interest) of the payment being made.

(2)      Address for all notices relating to payments:

         The Prudential Insurance Company of America
         c/o The Prudential Investment Operations Group
         Three Gateway Center, 12th Floor
         100 Mulberry Street
         Newark, New Jersey 07102-4077

         Attention:       Manager

(3)      Address for all notices not relating to payments:

                 If to The Prudential Insurance Company of America, to:

                                The Prudential Insurance Company of America
                                c/o The Prudential Corporate Finance Group
                                Attn:  John P. Mullman
                                Four Gateway Center, 9th Floor
                                100 Mulberry Street
                                Newark, NJ 07102-4069
                                FAX:  (201) 802-2662

                                Peter J. Gurfein, Esq.
                                Sonnenschein Nath & Rosenthal
                                601 S. Figueroa Street, Suite 1500
                                Los Angeles, CA  94104-2675
                                FAX:  (213) 623-9924

(4)      Tax Identification No. 22-1211670

PRUCO LIFE INSURANCE COMPANY:

(1) All payments on account of Notes held by such noteholder shall be made by wire transfer of immediately available funds for credit to:

         Account No. 000-55-455

         Morgan Guaranty Trust Company of New York
         23 Wall Street
         New York, New York 10015
         (ABA No.:  021-000-238)

         Each such wire transfer shall set forth the name of the Company, a reference to 8.5% Senior Notes due October 1, 2000, and the due date and application
         (as among principal and interest) of the payment being made.

(2)      Address for all notices relating to payments:

         Pruco Life Insurance Company
         c/o The Prudential Life Insurance Company of America
         Three Gateway Center
         100 Mulberry Street
         Newark, New Jersey 07102
         Attn:   Managing Director in Charge of the Investment Operations Group

(3)      Address for all notices not relating to payments:

                                Pruco Life Insurance Company
                                c/o The Prudential Insurance Company of America Four Gateway Center
                                100 Mulberry Street
                                Newark, NJ 07102
                                FAX:  (201) 802-2662
                                Attn:    Managing Director in Charge of the
                                         Specialized Finance Group

                                Peter J. Gurfein, Esq.
                                Sonnenschein Nath & Rosenthal
                                601 S. Figueroa Street, Suite 1500
                                Los Angeles, CA  94104-2675
                                FAX:  (213) 623-9924

(4)      Tax Identification No. 22-1944557

TCW SPECIAL CREDITS FUND IV

(1) All payments on account of Notes held by such noteholder shall be made by wire transfer of immediately available funds for credit to:

         Account No. 400-1129

         Sanwa Bank California
         Trust Operation Center
         Monterey Park, CA
         ABA #122-003-516
         A/C Name:  TCW Special Credits Fund IV

         Each such wire transfer shall set forth the name of the Company, a reference to 8.5% Senior Notes due October 1, 2000, and the due date and application
         (as among principal and interest) of the payment being made.

(2)      Address for all notices relating to payments:

         TCW Special Credits Fund IV
         c/o Trust Company of the West
         865 So. Figueroa Street
         Suite 1800
         Los Angeles, CA 90017

         Attention:  Richard Masson

(3)      Address for all notices not relating to payments:

                                Richard Masson
                                Managing Director
                                Trust Company of the West
                                865 S. Figueroa Street, Suite 1800
                                Los Angeles, CA 90017
                                FAX:  (213) 244-0549

                                Brian Kilb, Esq.
                                Gibson, Dunn & Crutcher
                                333 S. Grand Avenue, 46th Floor
                                Los Angeles, CA 90071
                                FAX:  (213) 229-7520

(4)      Tax Identification No.:  95-4424460

TCW SPECIAL CREDITS PLUS FUND

(1) All payments on account of Notes held by such noteholder shall be made by wire transfer of immediately available funds for credit to:

         Account No. 400-1130

         Sanwa Bank California
         Trust Operation Center
         Monterey Park, CA
         ABA #122-003-516
         A/C Name:  TCW Special Credits Plus Fund

         Each such wire transfer shall set forth the name of the Company, a reference to 8.5% Senior Notes due October 1, 2000, and the due date and application
         (as among principal and interest) of the payment being made.

(2)      Address for all notices relating to payments:

         TCW Special Credits Plus Fund
         c/o Trust Company of the West
         865 So. Figueroa Street
         Suite 1800
         Los Angeles, CA 90017

         Attention:  Richard Masson

(3)      Address for all notices not relating to payments:

                                Richard Masson
                                Managing Director
                                Trust Company of the West
                                865 S. Figueroa Street, Suite 1800
                                Los Angeles, CA 90017
                                FAX:  (213) 244-0549

                                Brian Kilb, Esq.
                                Gibson, Dunn & Crutcher
                                333 S. Grand Avenue, 46th Floor
                                Los Angeles, CA 90071
                                FAX:  (213) 229-7520

(4)      Tax Identification No.:  95-4424461

TCW SPECIAL CREDITS TRUST IV


(1) All payments on account of Notes held by such noteholder shall be made by wire transfer of immediately available funds for credit to:

         Account No. 400-1131

         Sanwa Bank California
         Trust Operation Center
         Monterey Park, CA
         ABA #122-003-516
         A/C Name:  TCW Special Credits Trust IV

         Each such wire transfer shall set forth the name of the Company, a reference to 8.5% Senior Notes due October 1, 2000, and the due date and application
         (as among principal and interest) of the payment being made.

(2)      Address for all notices relating to payments:

         TCW Special Credits Trust IV
         c/o Trust Company of the West
         865 So. Figueroa Street
         Suite 1800
         Los Angeles, CA 90017

         Attention:  Richard Masson

(3)      Address for all notices not relating to payments:

                       Richard Masson
                       Managing Director
                       Trust Company of the West
                       865 S. Figueroa Street, Suite 1800
                       Los Angeles, CA 90017
                       FAX:  (213) 244-0549

                       Brian Kilb, Esq.
                       Gibson, Dunn & Crutcher
                       333 S. Grand Avenue, 46th Floor
                       Los Angeles, CA 90071
                       FAX:  (213) 229-7520

(4)      Tax Identification No.:  95-6955426

TCW SPECIAL CREDITS TRUST IVA

(1) All payments on account of Notes held by such noteholder shall be made by wire transfer of immediately available funds for credit to:

         Account No. 400-1180

         Sanwa Bank California
         Trust Operation Center
         Monterey Park, CA
         ABA #122-003-516
         A/C Name:  TCW Special Credits Trust IV-A

         Each such wire transfer shall set forth the name of the Company, a reference to 8.5% Senior Notes due October 1, 2000, and the due date and application
         (as among principal and interest) of the payment being made.

(2)      Address for all notices relating to payments:

         TCW Special Credits Trust IVA
         c/o Trust Company of the West
         865 So. Figueroa Street
         Suite 1800
         Los Angeles, CA 90017

         Attention:  Richard Masson

(3)      Address for all notices not relating to payments:

                                Richard Masson
                                Managing Director
                                Trust Company of the West
                                865 S. Figueroa Street, Suite 1800
                                Los Angeles, CA 90017
                                FAX:  (213) 244-0549

                                Brian Kilb, Esq.
                                Gibson, Dunn & Crutcher
                                333 S. Grand Avenue, 46th Floor
                                Los Angeles, CA 90071
                                FAX:  (213) 229-7520

(4)      Tax Identification No.:  95-6958283

WEYERHAEUSER COMPANY MASTER RETIREMENT TRUST

(1) All payments on account of Notes held by such noteholder shall be made by wire transfer of immediately available funds for credit to:

         Account No. 400-0733

         Sanwa Bank California
         Trust Operation Center
         Monterey Park, CA
         ABA #122-003-516
         A/C Name:  TCW Weyerhaeuser Co.

         Each such wire transfer shall set forth the name of the Company, a reference to 8.5% Senior Notes due October 1, 2000, and the due date and application
         (as among principal and interest) of the payment being made.

(2)      Address for all notices relating to payments:

         Weyerhaeuser Company Master Retirement Trust
         c/o Trust Company of the West
         865 So. Figueroa Street
         Suite 1800
         Los Angeles, CA 90017

         Attention:  Richard Masson

(3)      Address for all notices not relating to payments:

                       Richard Masson
                       Managing Director
                       Trust Company of the West
                       865 S. Figueroa Street, Suite 1800
                       Los Angeles, CA 90017
                       FAX:  (213) 244-0549

                       Brian Kilb, Esq.
                       Gibson, Dunn & Crutcher
                       333 S. Grand Avenue, 46th Floor
                       Los Angeles, CA 90071
                       FAX:  (213) 229-7520

(4)      Tax Identification No.:  13-6351459

PACIFIC MUTUAL LIFE INSURANCE COMPANY

(1) All payments on account of Notes held by such noteholder shall be made by wire transfer of immediately available funds for credit to:

         Account No. 473-633

         U.S. TR NYC/Trust
         ABA #021001318
         A/C Name: Commonwealth Equity Trust

         Each such wire transfer shall set forth the name of the Company, a reference to 8.5% Senior Notes due October 1, 2000, and the due date and application
         (as among principal and interest) of the payment being made.

(2)      Address for all notices relating to payments:

         Pacific Mutual Life Insurance Company
         Attention:  Fixed Income Securities Dept.
         700 Newport Center Drive
         Newport Beach, California 92660

         Attention:  Ronn C. Cornelius

(3)      Address for all notices not relating to payments:

                                Ronn C. Cornelius
                                Pacific Mutual Life Insurance Company
                                700 Newport Center Drive
                                Newport Beach, CA 92660
                                FAX:  (714) 640-3199

                                Sharon A. Cheever, Esq.
                                Pacific Mutual Life Insurance Company
                                700 Newport Center Drive
                                Newport Beach, CA 92660
                                FAX:  (714) 640-3706

                                Margaret Sheneman, Esq.
                                Murphy, Weir & Butler
                                101 California Street, 39th Floor
                                San Francisco, CA 94111
                                FAX:  (415) 421-7879

(4)      Tax Identification No.:  95-1079000

ORIX USA CORPORATION

(1) All payments on account of Notes held by such noteholder shall be made by wire transfer of immediately available funds for credit to:

         Account No. 0060890010

         ORIX USA Corporation
         Sanwa Bank, Ltd.
         ABA# 026009823

         Each such wire transfer shall set forth the name of the Company, a reference to 8.5% Senior Notes due October 1, 2000, and the due date and application
         (as among principal and interest) of the payment being made.

(2)      Address for all notices relating to payments:

                                Orix USA Corporation
                                600 Wilshire Blvd., Suite 1460
                                Los Angeles, CA  90017

                                Orix USA Corporation
                                780 Third Avenue, 48th Floor
                                New York, NY  10017-7088

(3)      Address for all notices not relating to payments:

                                Peter A. Sforzo, Jr.
                                ORIX USA Corp.
                                780 Third Avenue, 48th Floor
                                New York, New York 10017
                                FAX:  (212) 418-8308

                                Denise L. Getty
                                ORIX USA Corp.
                                600 Wilshire Blvd., Suite 1460
                                Los Angeles, CA  90017
                                FAX:  (213) 955-6530

(4)      Tax Identification No.:  13-3095268

                       SCHEDULE 4.1(a): CET LEGAL STATUS


                                     NONE.

                     SCHEDULE 4.1(b): CALREIT LEGAL STATUS


                                     NONE.

                          SCHEDULE 4.7: CET LITIGATION


                                     NONE.

                                   (FORM OF)
                            SECURED PROMISSORY NOTE
                                (Principal Note)



$                                                     San Francisco, California
 --------------                                  Dated as of
                                                            ------------- ,1994


                 FOR VALUE RECEIVED, the undersigned, Commonwealth Equity Trust, a California Real Estate Investment Trust ("Maker"), promises to pay to the order of ______________________ or its successors and assigns ("Holder") at its offices at ________________________________________, or at such other place as the Holder hereof may designate, the principal sum of __________________ DOLLARS ($___________), in lawful money of the United States of America and in immediately available funds, with interest thereon prior to default at the rate of eight and one-half percent (8.5%) per annum (computed on the basis of a 360 day year, actual days elapsed).

                 For the period commencing on ________ and ending September 30, 1996 (the "PIK Period"), interest accruing hereunder shall be paid quarterly, in arrears, on the last day of each calendar quarter (the "Payment Date"). Unless an Event of Default has occurred and is continuing during the PIK Period, Maker may, in lieu of paying interest accrued hereunder in cash, execute and deliver to Holder, on or before each Payment Date, an Interest Deferral Note in the principal amount equal to the sum of the interest and other monies then due and payable to Holder on such Payment Date.

                 Commencing on November 1, 1996 and at all times thereafter, interest accruing hereunder from and after October 1, 1996, shall be paid monthly, in arrears, in cash, on the first day of each successive month.

                 Notwithstanding any provision contained herein or any other agreement between Maker and Holder to the contrary, the entire balance due hereunder, including principal, accrued interest, and any other sums owing hereunder, shall be due and payable, in full on October 1, 2000 (the "Maturity Date"). Payments of principal made by Maker to Holder on account of this Secured Promissory Note (the "Note") may not be reborrowed.

                 This Note may be prepaid, in whole or in part, without penalty or premium as provided in the Note Agreement. Any prepayment shall be applied against principal and interest installments hereunder in the manner set forth in that certain Second Amended and Restated Note Agreement of even date herewith (the "Note Agreement").

                 Maker, for itself and its legal representatives, successors and assigns, and all endorsers, guarantors, or any others who may at any time become liable for payment hereunder, hereby waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, presentment for the purposes of accelerating maturity, and diligence in collection.

                 Maker agrees to pay all fees and costs of expenses incurred by or on behalf of the Holder hereof in the collection or enforcement of this Note as provided in Section 8.2 of the Note Agreement.

                 This Note is made pursuant to and in connection with the Note Agreement, and is subject to all of the terms thereof. All capitalized terms that are not defined herein shall have the meanings as set forth in the Note Agreement. Payment and performance of Maker's obligations under this Note is secured by a security interest in certain Collateral, pursuant to and as defined in that certain Amended and Restated Pledge and Security Agreement, dated as of _______, 1994, among Maker, U.S. Trust Company, of California, N.A., as Collateral Agent for Holder and certain other parties (the "Security Agreement"), and by liens against certain real property and improvements pursuant to certain Deeds of Trust. This Note amends and restates in its entirety that certain Secured Promissory Note (One Year Note) dated July 17, 1992, in the original principal amount of _____________________
($           ), made by Maker in favor of Holder.

                 Maker's failure to make timely payment of any installment of principal or other sums due hereunder, or the occurrence of any Event of Default under the Note Agreement, shall constitute a default under this Note. Upon the occurrence of a default hereunder, regardless of the cause therefor, Holder may immediately declare the entire balance of this Note to be immediately due and payable and exercise any and all of the rights and remedies available under the Note Agreement, the Security Agreement, the Deeds of Trust,
and applicable law.    From and after the occurrence of a Default hereunder or
an Event of Default under the Note Agreement, the unpaid principal balance hereunder shall, at Holder's option as provided in the Note Agreement, bear interest at the Default Rate specified in the Note Agreement. Any installment or principal or interest that is not paid when due hereunder shall be added to the principal balance hereof and shall thereafter bear interest, at Holder's option, at the Default Rate until paid.


                 In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected by Holder or any holder hereof exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Holder has charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by applicable law and Holder shall apply all interest paid in excess of the maximum lawful rate to the principal balance of this Note. It is the intent of the parties hereto that Maker not pay or contract to pay, and that Holder not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Maker to Holder under applicable law.

                 This Note shall be governed by and construed in accordance with the laws of the State of California, except to the extent Holder has greater rights or remedies under federal law, in which case such choice of California law shall not be deemed to deprive Holder of such rights and remedies as may be available under federal law.

                 If any provision of this Note or the application hereof to any person or circumstance shall, for any reason or to any extent, be invalid or unenforceable, neither the remainder of this Note nor the application of such provision to any other person or circumstance shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law, except that if such provision relates to the payment of any monetary sum, then Holder may, at its option, declare the entire indebtedness evidenced hereby immediately due and payable.

                 IN WITNESS WHEREOF, the undersigned Maker has executed this Note as of the day and year set forth on the first page hereof.

                                 THE PEREGRINE REAL ESTATE TRUST,
                                 formerly known as
                                 COMMONWEALTH EQUITY TRUST,
                                 A California Real Estate
                                 Investment Trust



                                 By:
                                    ------------------------

                                 Its:
                                     -----------------------

                                   (FORM OF)
                            SECURED PROMISSORY NOTE
                             (Cash Principal Note)



$                                                        Sacramento, California
 --------------                                  Dated as of
                                                            --------------, ----


                 FOR VALUE RECEIVED, the undersigned, Commonwealth Equity Trust, a California Real Estate Investment Trust ("Maker"), promises to pay to the order of ______________________ or its successors and assigns ("Holder") at its offices at ________________________________________, or at such other place as the Holder hereof may designate, the principal sum of __________________ DOLLARS ($___________), in lawful money of the United States of America and in immediately available funds, with interest thereon prior to default at the rate of eight and one-half percent (8.5%) per annum (computed on the basis of a 360 day year, actual days elapsed).

                 Interest accruing hereunder shall be paid monthly, in arrears, on the first day of each calendar month, commencing _________________.

                 Notwithstanding any provision contained herein or any other agreement between Maker and Holder to the contrary, the entire balance due hereunder, including principal, accrued interest, and any other sums owing hereunder, shall be due and payable, in full on October 1, 2000 (the "Maturity Date"). Payments of principal made by Maker to Holder on account of this Secured Promissory Note (the "Note") may not be reborrowed.

                 This Note may be prepaid, in whole or in part, without penalty or premium, provided that (a) Maker provides Agent with ten business days written notice of Maker's intent to prepay this Note in whole or in part, and
(b) any partial principal prepayment made by Maker is in multiples of $5,000,000, plus interest accrued thereon on the prepayment date. Any prepayment shall be applied against principal and interest installments hereunder in the manner set forth in that certain Second Amended and Restated Note Agreement of even date herewith (the "Note Agreement").

                 Maker, for itself and its legal representatives, successors and assigns, and all endorsers, guarantors, or any others who may at any time become liable for payment hereunder, hereby waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, presentment for the purposes of accelerating maturity, and diligence in collection.

                 Maker agrees to pay all fees and costs of expenses incurred by or on behalf of the Holder hereof in the collection or enforcement of this Note as provided in Section 8.2 of the Note Agreement.

                 This Note is made pursuant to and in connection with the Note Agreement, and is subject to all of the terms thereof. All capitalized terms that are not defined herein shall have the meanings as set forth in the Note Agreement. Payment and performance of Maker's obligations under this Note is secured by a security interest in certain Collateral, pursuant to and as defined in that certain Amended and Restated Pledge and Security Agreement, dated as of _______, 1994, among Maker, U.S. Trust Company, of California, N.A., as Collateral Agent for Holder, and certain other parties (the "Security Agreement") and by liens against certain real property and improvements pursuant to certain Deeds of Trust.

                 Maker's failure to make timely payment of any installment of principal or other sums due hereunder, or the occurrence of any Event of Default under the Note Agreement shall constitute a default under this Note. Upon the occurrence of a default hereunder, regardless of the cause therefor, Holder may immediately declare the entire balance of this Note to be immediately due and payable and exercise nay and all of the rights and remedies available under the Note Agreement, the Security Agreement, the Deeds of Trust, and applicable law. From and after the occurrence of a default hereunder or an Event of Default under the Note Agreement, the unpaid principal balance hereunder shall, at Holder's option, bear interest at the Default Rate specified in the Note Agreement. Any installment or principal or interest that is not paid when due hereunder shall be added to the principal balance hereof and shall thereafter bear interest, at Holder's option, at the Default Rate until paid.

                 In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected by Holder or any holder hereof exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Holder has charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by applicable law and Holder shall apply all interest paid in excess of the maximum lawful rate to the principal balance of this Note. It is the intent of the parties hereto that Maker not pay or contract to pay, and that Holder not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Maker to Holder under applicable law.

                 This Note shall be governed by and construed in accordance with the laws of the State of California, except to the extent Holder has greater rights or remedies under federal law, in which case such choice of California law shall not be deemed to deprive Holder of such rights and remedies as may be available under federal law.

                 If any provision of this Note or the application hereof to any person or circumstance shall, for any reason or to any extent, be invalid or unenforceable, neither the remainder of this Note nor the application of such provision to any other person or circumstance shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law, except that if such provision relates to the payment of any monetary sum, then Holder may, at its option, declare the entire indebtedness evidenced hereby immediately due and payable.

                 IN WITNESS WHEREOF, the undersigned Maker has executed this Note as of the day and year set forth on the first page hereof.

                                 THE PEREGRINE REAL ESTATE TRUST,
                                 formerly known as
                                 COMMONWEALTH EQUITY TRUST,
                                 A California Real Estate
                                 Investment Trust


                                 By:
                                    -----------------------

                                 Its:
                                     ----------------------

                                   (FORM OF)
                             INTEREST DEFERRAL NOTE


$                                                        Sacramento, California
 --------------                                  Dated as of
                                                            --------------, ----


                 FOR VALUE RECEIVED, the undersigned, Commonwealth Equity Trust, a California Real Estate Investment Trust ("Maker"), promises to pay to the order of ______________________ or its successors and assigns ("Holder") at its offices at ________________________________________, or at such other place as the Holder hereof may designate, the principal sum of __________________ DOLLARS ($___________), in lawful money of the United States of America and in immediately available funds, with interest thereon prior to default at the rate of eight and one-half percent (8.5%) per annum (computed on the basis of a 360 day year, actual days elapsed).

                 For the period commencing on ________ and ending September 30, 1996 (the "PIK Period"), interest accruing hereunder shall be paid quarterly, in arrears, on the last day of each calendar quarter (the "Payment Date"). Unless an Event of Default has occurred and is continuing during the PIK Period, Maker may, in lieu of paying interest accrued hereunder in cash, execute and deliver to Holder, on or before each Payment Date, an Interest Deferral Note in the principal amount equal to the sum of the interest and other monies then due and payable to Holder on such Payment Date.

                 Commencing on November 1, 1996 and at all times thereafter, interest accruing hereunder from and after October 1, 1996 shall be payable monthly, in arrears, in cash, on the first day of each successive month.

                 Notwithstanding any provision contained herein or any other agreement between Maker and Holder to the contrary, the entire balance due hereunder, including principal, accrued interest, and any other sums owing hereunder, shall be due and payable, in full on October 1, 2000 (the "Maturity Date"). Payments of principal made by Maker to Holder on account of this Interest Deferral Note (the "Note") may not be reborrowed.

                 This Note may be prepaid, in whole or in part, as provided in the Note Agreement. Any prepayment shall be applied against principal and interest installments hereunder in the manner set forth in that certain Second Amended and Restated Note Agreement of even date herewith (the "Note Agreement").

                 Maker, for itself and its legal representatives, successors and assigns, and all endorsers, guarantors, or any others who may at any time become liable for payment hereunder, hereby waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, presentment for the purposes of accelerating maturity, and diligence in collection.

                 Maker agrees to pay all fees and costs of expenses incurred by or on behalf of the Holder hereof in the collection or enforcement of this Note as provided in Section 8.2 of the Note Agreement.

                 This Note is made pursuant to and in connection with the Note Agreement, and is subject to all of the terms thereof. All capitalized terms that are not defined herein shall have the meanings as set forth in the Note Agreement. Payment and performance of Maker's obligations under this Note is secured by a security interest in certain Collateral, pursuant to and as defined in that certain Amended and Restated Pledge and Security Agreement, dated as of _______, 1994, among Maker, U.S. Trust Company, of California, N.A., as Collateral Agent for Holder and certain other parties (the "Security Agreement"), and by liens against certain real property and improvements pursuant to certain Deeds of Trust.

                 Maker's failure to make timely payment of any installment of principal or other sums due hereunder, or the occurrence of any Event of Default under the Note Agreement shall constitute a default under this Note. Upon the occurrence of a default hereunder, regardless of the cause therefor, Holder may immediately declare the entire balance of this Note to be immediately due and payable and exercise any and all of the rights and remedies available under the Note Agreement, the Security Agreement, the Deeds of Trust, and applicable law. From and after the occurrence of a Default hereunder or an Event of Default under the Note Agreement, the unpaid principal balance hereunder shall, at Holder's option, bear interest at the Default Rate specified in the Note Agreement. Any installment or principal or interest that is not paid when due hereunder shall be added to the principal balance hereof and shall thereafter bear interest, at Holder's option, at the Default Rate until paid.

                 In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected by Holder or any holder hereof exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Holder has charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by applicable law and Holder shall apply all interest paid in excess of the maximum lawful rate to the principal balance of this Note. It is the intent of the parties hereto that Maker not pay or contract to pay, and that Holder not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Maker to Holder under applicable law.

                 This Note shall be governed by and construed in accordance with the laws of the State of California, except to the extent Holder has greater rights or remedies under federal law, in which case such choice of California law shall not be deemed to deprive Holder of such rights and remedies as may be available under federal law.

                 If any provision of this Note or the application hereof to any person or circumstance shall, for any reason or to any extent, be invalid or unenforceable, neither the remainder of this Note nor the application of such provision to any other person or circumstance shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law, except that if such provision relates to the payment of any monetary sum, then Holder may, at its option, declare the entire indebtedness evidenced hereby immediately due and payable.

                 IN WITNESS WHEREOF, the undersigned Maker has executed this Note as of the day and year set forth on the first page hereof.

                                 THE PEREGRINE REAL ESTATE TRUST,
                                 formerly known as
                                 COMMONWEALTH EQUITY TRUST,
                                 A California Real Estate
                                 Investment Trust


                                 By:
                                    -----------------------

                                 Its:
                                     ----------------------

                             SCHEDULE OF DOCUMENTS
                         FOR PLAN OF REORGANIZATION FOR
                           COMMONWEALTH EQUITY TRUST

                 This Schedule of Documents lists the information to be provided, the actions to be taken, and the documents to be executed and delivered in connection with the restructuring of the indebtedness of Commonwealth Equity Trust ("Company") to the following senior secured lenders (collectively, "Noteholders" and individually "Lender"): The Prudential Insurance Company of America ("Prudential"); Pruco Life Insurance Company ("Pruco"); Pacific Mutual Life Insurance Company ("Pac Mutual"), Orix USA Corporation ("Orix"); Weyerhaeuser Company Master Retirement Company, TCW Special Credits Fund IV, TCW Special Credits Plus Fund, TCW Special Credits Company IV, and TCW Special Credits Company IVA (collectively "TCW"); and Prudential, as Agent for the Noteholders.

                 The documents are delivered and the actions are taken pursuant to the Third Amended Plan of Reorganization for Company confirmed by order the United States Bankruptcy Court for the Eastern District of California on August 8, 1994 (the "Plan"). All capitalized terms shall have their respective meanings set forth in the Plan and the New Noteholder Documents described below. "Company" as used herein shall mean Commonwealth Equity Trust in its capacity as a real estate investment trust as "Reorganized CET" under and as defined in the Plan.

                 Some or all of the Documents described below may be executed in counterparts and may be executed and delivered prior to the Effective Date of Plan (as defined in the Note Agreement), but no Document shall become effective until all Documents have been executed and delivered and all Documents have become effective and the Effective Date of Plan shall have occurred. Upon the Effective Date of Plan and upon satisfaction of all conditions precedent set forth in the Documents, all Documents shall be executed and delivered and become effective as of the Effective Date of Plan.

                 Unless otherwise specified herein, all information and Documents required hereunder shall be in form and substance acceptable to Agent, Noteholders, the Company, the Official Equity Security Holders' Committee and their respective counsel, and (except as otherwise specified) _________ originals of the Note Agreement, one (1) original of each Note, and
_________ originals of each other Document shall be executed and delivered.

                                                                     Responsible
                           Documents                                    Party
- ------------------------------------------------------------------   -----------


                 The following references to "GGFCM," "SNR", and "MWB" mean, respectively, Greenburg, Glusker, Fields, Claman & Machtinger; Sonnenschein, Nath & Rosenthal; and Murphy, Weir & Butler.

                                                                     Responsible
                           Documents                                    Party
- ------------------------------------------------------------------   -----------

1.       PLEADINGS AND DOCUMENTS IN THE BANKRUPTCY CASE

         1.1     Third Amended Plan of Reorganization dated              Done
                 June 9, 1994, as modified.

         1.2     Disclosure Statement for Third Amended Plan             Done
                 of Reorganization dated June 9, 1994.

         1.3     Order Approving Disclosure Statement and                Done
                 Procedures For Balloting, Fixing Time For
                 Filing Objections to Confirmation, and Setting
                 Date For Hearing on Confirmation of Plan.

                 A. Ballot For Present or Former Shareholders in Classes 17(a), 17(b), 18(a) and 18(b)
                      For Accepting or Rejecting the Third
                      Amended Plan of Reorganization.

                 B.   Ballot For Creditors in All Classes Except
                      17(a), 17(b), 18(a) and 18(b) For Accepting or Rejecting the Third Amended Plan of
                      Reorganization.

         1.4     Settlement Agreement and Mutual Release among           Done
                 CET, CalREIT, Berger and Related Entities and
                 consented to by Noteholders.

         1.5     Stipulation and Settlement Agreement Re:                Done
                 Luebkeman Lawsuit.

         1.6     Amendment to Stipulation and Settlement Agreement       Done
                 Re: Luebkeman Lawsuit.

         1.7     Agreement Re: Return of B&B Art.                        GGFCM

         1.8     Order Confirming Plan of Reorganization,                Done
                 Approving Settlements, and Fixing Bar Date for
                 Administrative Expense Claims and for Claims
                 Arising from Rejection of Executory Contracts.

                                                                     Responsible
                           Documents                                    Party
- ------------------------------------------------------------------   -----------
2.       CORPORATE DOCUMENTS.

         2.1     Restated Declaration of Trust of Company                Done
                 certified by a Responsible Officer of Company
                 as complete and correct as of the Effective
                 Date of Plan.

         2.2     [Intentionally Omitted]

         2.3     With respect to Company:                                Done

                 A.       A Statement By Unincorporated
                          Association filed with the Secretary
                          of State of each state listed below,
                          identifying the address of the principal office and designating the agent for the service of process.

                          (i)     California

                 B.       A Statement By Unincorporated
                          Association filed with the county clerk/ recorder for each county listed below, identifying the address of the principal office and designating the agent for the service of process.

                          (i)     Sacramento County, California

                 C.       [Intentionally Omitted]

         2.4     With respect to CalREIT:                                GGFCM

                 A.       A Statement By Unincorporated
                          Association filed with the Secretary of
                          State of each state listed below,
                          identifying the address of the
                          principal office and designating the
                          agent for the service of process.

                          (i)     California

                                                                     Responsible
                           Documents                                    Party
- ------------------------------------------------------------------   -----------

                 B.       A Statement By Unincorporated
                          Association filed with the county clerk/ recorder for each county listed below, identifying the address of the principal office and designating the agent for the service of process.

                          (i)     Sacramento County, California

                          (ii)    Maricopa County, Arizona

                 C.       A long form certificate from the
                          Secretary of State of each state listed
                          below, certifying that CalREIT is duly
                          organized and in good standing.

                          (i)     Arizona

         2.5     Certificate of a Responsible Officer of Company         GGFCM
                 certifying and attaching:

                 A.       Copy of a resolution of Company's Board
                          authorizing Company to enter into and
                          perform the transactions contemplated
                          by the Documents;

                 B.       The minutes of Company's Board meeting
                          at which such Resolutions were adopted
                          and certifying that such meeting was
                          duly noticed and held; and

                 C.       Specimen signatures certified to be
                          genuine of each officer of Company who
                          has executed or will execute any of
                          Documents, certifying that each such
                          officer was duly elected, qualified and
                          incumbent as of the date such officer
                          executed such Document and as of the
                          Effective Date of Plan, together with
                          evidence of the incumbency of such
                          officer.

                                                                     Responsible
                           Documents                                    Party
- ------------------------------------------------------------------   -----------
3.       FINANCIAL STATEMENTS.

         3.1     Copies of the Form 10-K Annual Report for the           Done
                 fiscal year ended September 30, 1993, and
                 December 31, 1993, respectively, for each
                 of the companies listed below.

                 A.       Company

                 B.       CalREIT

         3.2     Copies of the Form 10-Q Quarterly Report, for           Done
                 the quarters ending on December 31, 1993,
                 March 30, 1994, and June 30, 1994, for each
                 of the companies listed below.

                 A.       Company

                 B.       CalREIT

         3.3     Unaudited consolidated statements of income,            GGFCM
                 stockholders' equity, and cash flows and an
                 unaudited consolidated balance sheet of each
                 of the companies listed below, certified by a
                 Responsible Officer of each respective company
                 as complete and correct as of the Effective Date
                 of Plan.

                 A.       Company

                 B.       CalREIT

         3.4     Financial projections covering a period of at           GGFCM
                 least one year from the Effective Date of Plan,
                 showing Company's estimated cash flow, revenues,
                 expenses, results of operations, and balance
                 sheet certified by a Responsible Officer of the
                 Company as representing the best estimates of
                 Company's future financial performance, based
                 on reasonable and conservative assumptions.

                                                                     Responsible
                           Documents                                    Party
- ------------------------------------------------------------------   -----------
         3.5     Letter from Company to Company's independent            GGFCM
                 certified public accountants and tax advisors
                 authorizing such entities to disclose to Agent,
                 Collateral Agent, and Noteholders any and all
                 financial statements and other supporting
                 financial documents and schedules, including
                 without limitation, any management representation
                 letter, with respect to the business, financial
                 condition and other affairs of the Company.



4.       DOCUMENTS FOR SECURITIES TO BE ISSUED UNDER THE PLAN.

         4.1     Preferred Stock Purchase Agreement by and among         Done
                 Company and Noteholders named therein.

                 Exhibit A - Note Purchase Agreement
                 Exhibit B - Registration Rights
                             Agreement
                 Exhibit C - Certificate of Incorporation
                 Exhibit D - Bylaws

         4.2     Registration Rights Agreement by and among              Done
                 Company and the Noteholders named therein.

         4.3     Documents for New Stock Options to be issued            GGFCM
                 to Reorganized CET Initial Board of Trustees.

         4.4  [Intentionally Omitted]

5.       FINANCING STATEMENTS, LIEN SEARCHES, AND TITLE REPORT
         DATEDOWNS TO BE DELIVERED BEFORE THE EFFECTIVE DATE
         OF PLAN.

                                                                     Responsible
                           Documents                                    Party
- ------------------------------------------------------------------   -----------

         5.1     UCC-2 Financing Statements, to be executed by           Done
                 Company in favor of Collateral Agent for the
                 benefit of Noteholders, to be filed in the
                 following governmental offices at least one
                 day prior to the Effective Date of Plan:

                 A.       California Secretary of State

                 B.       [Intentionally Omitted]

         5.2     Datedowns of existing title reports for each            MWB
                 property listed on Appendix A for which
                 Noteholders' modification to Deeds of Trust
                 are to be recorded.

6.       SCHEDULES OF COLLATERAL AND OTHER INFORMATION TO BE
         DELIVERED BEFORE THE EFFECTIVE DATE OF PLAN.

         6.1     Schedule of Real Property Leases (Rent Roll)            GGFCM
                 listing all real property leases under which
                 Company is lessor, and specifying (i) the
                 address of each such property, (ii) the name
                 and address of the lessee, (iii) the amount of
                 all monthly lease payments (including CAM and
                 other fees), (iv) the terms of the lease,
                 (v) any renewal or other options, and (vi) the
                 amount of any security deposit held by the
                 Company, and at the Effective Date of Plan, a
                 certificate signed by a Responsible Officer of
                 the Company certifying that the Schedule is
                 complete and correct as of the Effective Date
                 of Plan.

         6.2     Schedule of Ground Leases, listing all real             GGFCM
                 property ground leases under which Company is
                 the lessee, and specifying (i) the address
                 of each such property, (ii) the name and address
                 of the lessor, (iii) the amount of all monthly
                 lease payments (including CAM and other fees),
                 (iv) the terms of the lease, (v) any renewal or
                 other options, and attaching copies of any
                 amendments or modifications thereto, and at the
                 Effective Date of Plan, a certificate

                                                                     Responsible
                           Documents                                    Party
- ------------------------------------------------------------------   -----------

                 signed by a Responsible Officer of the Company certifying that the Schedule is complete and correct as of the Effective Date of Plan and estoppel certificates executed by the ground lessors of the Timberlake and Downtown Mini-
                 Storage properties.

         6.3     Schedule of Real Property, listing all Real             GGFCM
                 Property in which Company holds or will hold,
                 as of the Effective Date of Plan, any interest
                 other than a leasehold, including (i) the
                 address of each such Real Property, and (ii)
                 the nature of the Company's interest therein
                 (i.e., fee, option to purchase, etc.), and at
                 the Effective Date of Plan, a certificate
                 signed by a Responsible Officer of the Company
                 certifying that the Schedule is complete and
                 correct as of the Effective Date of Plan.

         6.4     Schedule of Notes Receivable, identifying all           GGFCM
                 promissory notes or other instruments owned by
                 or pledged to Company, and, with respect to each
                 note, specifying (i) the name and address of the
                 maker of such note, (ii) the original principal
                 amount of such note, (iii) the amount of each
                 monthly payment required under such note, (iv)
                 the outstanding balance under such note as of
                 the Effective Date of Plan, (v) the maturity
                 date of such note, (vi) a general description
                 of any collateral securing the note, and (vii)
                 summary of the payment history of the note,
                 and, at the Effective Date of Plan, a
                 certificate signed by a Responsible Officer of
                 the Company certifying that the Schedule is
                 complete and correct as of the Effective Date
                 of Plan.

                                                                     Responsible
                           Documents                                    Party
- ------------------------------------------------------------------   -----------

         6.5     Schedule of Deposit Accounts, listing all banks         GGFCM
                 and other financial institutions at which Company
                 maintains or will maintain any checking,
                 operating, payroll, or other deposit accounts,
                 including (i) the name, branch, and address of
                 each bank and financial institution, (ii) the
                 type of each such account, (iii) the account
                 number for such account, and (iv) copies of the
                 signature cards for each account, and at the
                 Effective Date of Plan, a certificate signed by a
                 Responsible Officer of the Company certifying
                 that the Schedule is complete and correct as of
                 the Effective Date of Plan.

         6.6     Schedule of Insurance Policies, listing all             GGFCM
                 policies of property, fire, and casualty,
                 replacement cost, hazard, liability, umbrella,
                 and/or rent insurance and other types of
                 insurance in which Company is named insured,
                 beneficiary, loss payee or assignee for each of
                 the interests listed below, or in which Company
                 has any interest as of the Effective Date of
                 Plan, and at the Effective Date of Plan, a
                 certificate signed by a Responsible Officer of
                 Company certifying that the Schedule is complete
                 and correct, as of the Effective Date of Plan.

                 (a)     Real Property as listed in section
                         6.3 herein;

                 (b)     Properties securing Notes Receivable as
                         listed in section 6.4 herein; and

                 (c) Partnerships and Joint Ventures as listed in section 6.9 herein.

                                                                     Responsible
                           Documents                                    Party
- ------------------------------------------------------------------   -----------
         6.7     Schedule of Tenant Insurance Policies with              GGFCM
                 respect to all types of coverage listed in
                 Item 6.6. listing the name of the tenant,
                 property address, name of insurer, and policy
                 number with respect to the Real Property as
                 listed in Item 6.3 herein, and at the Effective
                 Date of Plan, a certificate signed by a
                 Responsible Officer of the Company certifying
                 that the Schedule is complete and correct as of
                 the Effective Date of Plan.

         6.8     Schedules of Instruments and Securities, listing        GGFCM
                 all chattel paper, letters or credit, warehouse
                 receipts, documents of title, stock certificates,
                 certificated securities or other instruments in
                 which Company has any interest, and at the
                 Effective Date of Plan, a certificate signed by
                 a Responsible Officer of the Company certifying
                 that the Schedule is complete and correct as of
                 the Effective Date of Plan.

         6.9     Schedule of Investments, Partnerships, and Joint        GGFCM
                 Ventures, listing all investments, general
                 partnership interests, limited partnership
                 interests, joint venture interests, and
                 uncertificated securities or other instruments
                 in which Company has any interest, and at the
                 Effective Date of Plan, a certificate signed by
                 a Responsible Officer of the Company certifying
                 that the Schedule is complete and correct as of
                 the Effective Date of Plan.

                                                                     Responsible
                           Documents                                    Party
- ------------------------------------------------------------------   -----------
         6.10    Schedule of Material Contracts, Agreements, and         GGFCM
                 Guarantees listing all material contracts and
                 agreements between Company and any person or
                 entity, whether written or oral, express or
                 implied or having any other legally binding
                 basis upon the Company, whether direct,
                 indirect, absolute or contingent, and with
                 respect to each such contract (i) identifying
                 all parties thereto, (ii) describing the nature
                 of the goods or services to be provided or
                 received thereunder, and (iii) summarizing the
                 payment terms thereof, and at the Effective Date
                 of Plan, a certificate signed by a Responsible
                 Officer of the Company certifying that the
                 Schedule is complete and correct as of the
                 Effective Date of Plan.

7.       DOCUMENTS FOR THE NEW SECURED DEBT TO BE EXECUTED AND
         DELIVERED ON OR BEFORE THE EFFECTIVE DATE OF PLAN.

         7.1     Second Amended and Restated Note Agreement, with        Done
                 the following exhibits and schedules:

                 Exhibit A --     Schedule of Documents
                 Exhibit B --     Form of Secured                        Done
                                  Promissory Note
                                  (Promissory Note)
                 Exhibit C --     Form of Interest                       Done
                                  Deferral Note
                 Exhibit D --     Form of Secured                        Done
                                  Promissory Note (Cash
                                  Principal Note) to be
                                  Issued After October 1,
                                  1996
                 Exhibit E --     Form of Certificate of
                                  Compliance and Financial
                                  Condition

                           Schedule for Notices
                           Schedule 4.1(a):  CET Legal                   GGFCM
                                             Status
                           Schedule 4.1(b):  CalREIT                     GGFCM
                                             Legal Status
                           Schedule 4.7:  CET Litigation                 GGFCM


                                                                     Responsible
                           Documents                                    Party
- ------------------------------------------------------------------   -----------

         7.2     Secured Promissory Notes executed by Company in         Done
                 favor of each of
                 the Noteholders, as follows:

                 A.       Pruco for $3,994,674
                 B.       Prudential for $3,249,001
                 C.       Prudential for $3,408,788
                 D.       Pac Mutual for $10,652,463
                 E.       Orix USA for $1,597,870
                 F.       Weyerhaeuser Company Master Retirement
                          Company for $1,538,748
                 G.       TCW Special Credits Fund IV for
                          $4,958,189
                 H.       TCW Special Credits Plus Fund for
                          $5,300,134
                 I.       TCW Special Credits Company IV for
                          $4,274,301
                 J.       TCW Special Credits Company IVA
                          $1,025,832

         7.3     Prepetition Notes to be marked "Superseded by           MWB
                 Secured Promissory Note dated as of September
                 27, 1994" and returned to Company at closing.

         7.4     Modifications of Deeds of Trust and Assignments         Done
                 of Rents, to be executed by Company, as trustor,
                 in favor of Collateral Agent, with respect to
                 the Deeds of Trust and Assignments of Rents
                 encumbering each of the Real Properties listed
                 in Appendix A hereto, to be recorded in the
                 official records of the county in which each
                 property is located.

         7.5     Amended and Restated Pledge and Security                Done
                 Agreement, to be executed by Company in favor
                 of Collateral Agent on behalf of Noteholders,
                 with the following exhibits:

                 Exhibit A -- Description of Collateral
                 Exhibit B -- Permitted Encumbrances
                 Exhibit C -- Pledged Interests
                 Exhibit D -- Pledged Shares
                 Exhibit E -- Form of Stock Power
                 Exhibit F -- Form of Pledge Amendment

                                                                     Responsible
                           Documents                                    Party
- ------------------------------------------------------------------   -----------

                 to be delivered on the Effective Date of Plan together with the following:

                 A.       Evidence of re-delivery as of the
                          Effective Date of Plan to Collateral
                          Agent of all shares of the CalREIT
                          stock in which Company has an interest

                 B.       Receipt executed by Collateral Agent
                          for delivery of Item 7.5A

                 C.       Evidence of re-delivery as of the
                          Effective Date of Plan to Collateral
                          Agent of the Notes Receivable

                 D.       Receipt executed by Collateral Agent
                          for delivery of Item 7.5C

                 E.       Execution by Company, and evidence of
                          mailing by Noteholders' Agent to each
                          obligor and guarantor with respect to
                          Notes Receivable, of notice of
                          Noteholders' security interest in all
                          Notes Receivable

         7.6     Intercreditor Agreement, to be executed by each         Done
                 of the Noteholders, with the following exhibit:

                 Exhibit A -- Wire Transfer
                              Information for Each
                              Noteholder

         7.7     With respect to Collateral Agent,                       MWB

                 A.       Amended and Restated Collateral Agent          Done
                          Agreement, to be executed by Collateral
                          Agent, Noteholders and Agent.

                 B.       Receipt and confirmation from Collateral       Done
                          Agent that it has received all Documents
                          required by the Second Amended and
                          Restated Note Agreement and the Amended
                          and Restated Collateral Agent Agreement
                          to be delivered by the Effective Date of
                          Plan.

                                                                     Responsible
                           Documents                                    Party
- ------------------------------------------------------------------   -----------

                 C.       Acknowledgement and Agreement between
                          Collateral Agent and Company.

         7.8     Documents for perfection of Noteholders'                MWB
                 security interest in all deposit accounts in
                 which Company has an interest or in which
                 proceeds of Collateral or cash Collateral may
                 be deposited.

                 A.       (Short form) Notice of Security
                          Interest, to be given to each
                          institution at which a Deposit Account
                          is maintained (Item 6.5 herein).

                 B.       Notice of Security Interest given with
                          respect to each Note Receivable.

         7.9     [intentionally omitted]

         7.10    Assignment of Contracts and other property              MWB
                 service contracts and/or documents to be
                 executed by Company in favor of Collateral Agent.

         7.11    Insurance.                                              GGFCM

                 A.       Certificates of Insurance with respect
                          to each insurance policy issued in
                          connection with the following:

                          (i)     Real Properties as listed in
                                  Item 6.3 herein;

                          (ii)    Partnerships and joint ventures
                                  as listed in Item 6.9 herein;

                          (iii)   Properties securing Notes
                                  Receivable as listed in
                                  Item 6.4 herein.

                 B.       Endorsements and Noteholder's loss
                          payable endorsements in favor of

                                                                     Responsible
                           Documents                                    Party
- ------------------------------------------------------------------   -----------
                          Collateral Agent for each insurance
                          policy issues in Item 6.6.

                 C.       Notices to all of Company's and
                          Company's tenants' insurance carriers
                          under Section 9302(h) of the California
                          Commercial Code.

         7.12    Confirmation Letters from Company stating that          GGFCM
                 the entities listed below have duly
                 registered that certain pledge of Company's
                 partnership or joint venture interest to
                 Collateral Agent on the books and records
                 of such partnership or joint venture.

                 A.       Placer Ranch Partners, L.P.

                 B.       Placer Ranch Inc.

                 C.       CR Properties, G.P.

                 D.       Company/RJB Properties, G.P.

                 E.       Richard J. Benvenuti

                 F.       The Sacramento Renaissance, L.P.

                 G.       Joseph Benvenuti

                 H.       Nancy Benvenuti

         7.13    Release Agreement to be executed by Company             Done
                 in favor of each of the Noteholders and to be
                 executed by each of the Noteholders in favor
                 of Company

         7.14    Subordination and Attornment Agreement to be            MWB
                 executed by any future or prospective lessee
                 or operator of any of Company's hotels in
                 favor of Collateral Agent, subordinating its
                 leases and management/operating agreement to
                 the fee Deed of Trust in favor of Collateral
                 Agent and agreeing to attorn to the foreclosure
                 sale purchaser and acknowledging ownership of
                 certain personal property.

                                                                     Responsible
                           Documents                                    Party
- ------------------------------------------------------------------   -----------

         7.15    Opinion letter of Greenberg, Glusker, Fields,           GGFCM
                 Claman & Machtinger addressed to Noteholders.

         7.16    Post-Closing Items Letter, to be executed by            MWB
                 Company or its counsel and Noteholders or their
                 counsel regarding items, if any, to be executed,
                 delivered or performed after the Effective Date
                 of Plan.

8.       DOCUMENTS WITH RESPECT TO NEW CREDIT LINE FROM FOOTHILL
         CAPITAL TO COMPANY.

         8.1     Loan Agreement                                          GGFCM

         8.2     Note                                                    GGFCM

         8.3     Security Agreement                                      GGFCM

         8.4     UCC-1 Financing Statement to be filed with              GGFCM
                 California Secretary of State

         8.5     Deed of Trust, Assignment of Rents, and Fixtures        GGFCM
                 Filing Recorded in the appropriate county for
                 each of the following properties:

                 (CET to Provide List of Properties)

9.       DOCUMENTS WITH RESPECT TO EACH SENIOR MORTGAGEE TO BE
         DELIVERED ON THE EFFECTIVE DATE OF PLAN.

         9.1     Redding Holiday Inn:  Commercial Federal                GGFCM

                 A.       Amended and Restated First Trust Deed
                          Note

                 B.       Amendment to Deed of Trust

                 C.       [Intentionally Omitted]

         9.2     Regency Plaza:  SunLife of America

                 A.       Reconveyance of Deed of Trust, Security
                          Agreement, Fixture Filing, and
                          Assignment of Leases and Rents

                 B.       Promissory Note                                Done

                                                                     Responsible
                           Documents                                    Party
- ------------------------------------------------------------------   -----------

                 C.       Deed of Trust, Security Agreement,             Done
                          Fixture Filing, Financing Statement
                          and Assignment of Leases and Rents

                 D.       [Intentionally Omitted]

                 E.       [Intentionally Omitted]

                 F.       UCC-1 financing statements to be filed         Done
                          in California and Sacramento County,
                          California

                 G.       Subordination Agreement                        Done

                 H.       Certificate Concerning Leases                  Done

                 I.       Receipt and Agreement                          Done

                 J.       Substitution of Trustee                        Done

                 K.       Full Reconveyance                              Done

         9.3     Sierra Oaks:  SunLife of America                        MWB

                 A.       Reconveyance of Deed of Trust, Security
                          Agreement, Fixture Filing, Financing
                          Statement, and Assignment of Leases and
                          Rents

                 B.       Promissory Note                                Done

                 C.       Deed of Trust, Security Agreement,             Done
                          Fixture Filing, Financing Statement and
                          Assignment of Leases and Rents

                 D.       [Intentionally Omitted]

                 E.       [Intentionally Omitted]

                 F.       UCC-1 financing statements to be filed         Done
                          in California and Placer County,
                          California

                 G.       Subordination Agreement                        Done

                 H.       Certificate Concerning Leases                  Done

                 I.       Receipt and Agreement                          Done

                                                                     Responsible
                           Documents                                    Party
- ------------------------------------------------------------------   -----------

                 J.       Substitution of Trustee                        Done

                 K.       Full Reconveyance                              Done

         9.4     Sunrise Hills:  SunLife of America                      MWB

                 A.       Reconveyance of Deed of Trust,
                          Security Agreement, Fixture Filing,
                          and Assignment of Leases and Rents

                 B.       Promissory Note                                Done

                 C.       Deed of Trust, Security Agreement,             Done
                          Fixture Filing, Financing Statement
                          and Assignment of Leases and Rents
                                                                         Done
                 D.       [Intentionally Omitted]

                 E.       [Intentionally Omitted]

                 F.       UCC-1 financing statements to be filed         Done
                          in California and Sacramento County,
                          California

                 G.       Subordination Agreement                        Done

                 H.       Certificate Concerning Leases                  Done

                 I.       Receipt and Agreement                          Done

                 J.       Substitution of Trustee                        Done

                 K.       Full Reconveyance                              Done

         9.5     University Village:  SunLife of America                 MWB

                 A.       Amended and Restated Secured Promissory        Done
                          Note

                 B.       Amendment to Deed of Trust, Security           Done
                          Agreement, Fixture Filing, Financing
                          Statement and Assignment of Leases and
                          Rents

                 C.       [Intentionally Omitted]                        Done

                                                                     Responsible
                           Documents                                    Party
- ------------------------------------------------------------------   -----------

                 D.       UCC-2 financing statements to be               Done
                          filed in California and Sacramento
                          County, California

                 E.       Subordination Agreement                        Done

                 F.       Certificate Concerning Leases                  Done

                 G.       Receipt and Agreement

         9.6     Hurley-Ethan I:  State Farm                             GGFCM

                 A.       Amended and Restated Promissory Note

                 B.       Amendment to Deed of Trust

                 C.       [Intentionally omitted]

         9.7     Systems Integrators on Freeway Boulevard:               GGFCM
                 HomeFed/RTC

                 A.       Amended and Restated Secured Promissory
                          Note

                 B.       Amendment to Deed of Trust

                 C.       [Intentionally Omitted]

         9.8     Systems Integrators on Lanane Way:  HomeFed/RTC         GGFCM

                 A.       Amended and Restated Secured Promissory
                          Note

                 B.       Amendment to Deed of Trust

                 C.       [Intentionally Omitted]

         9.9     Hurley-Ethan II:  First Nationwide                      GGFCM

                 A.       Amended and Restated Secured Promissory
                          Note

                 B.       Amendment to Deed of Trust

                 C.       [Intentionally Omitted]

                                                                     Responsible
                           Documents                                    Party
- ------------------------------------------------------------------   -----------

         9.10    Timberlake:  SunLife Assurance Company of Canada        GGFCM

                 A.       Amended and Restated California Note
                          Secured by Deed of Trust

                 B.       Amendment to Deed of Trust

                 C.       [Intentionally Omitted]

         9.11    [Intentionally Omitted]

         9.12    [Intentionally Omitted]

10.      DOCUMENTS TO BE DELIVERED AFTER THE EFFECTIVE DATE OF PLAN.

         10.1    File stamped copies of each Modification of             MWB
                 Deed of Trust and Assignment of Deed of Trust
                 described in Item 7.4, 7.9 and Appendix A hereto
                 showing that each was duly recorded.

         10.2    File stamped copies of each UCC Financing               MWB
                 Statement and fixtures filings described in
                 Item 5.1 Appendix B showing that each such
                 Financing Statement was duly filed.

         10.3    [Intentionally Omitted]

         10.4    Updates of ALTA Noteholder's policies of title          MWB
                 insurance, issued by Chicago Title Insurance
                 Company in favor of Collateral Agent, together
                 with ALTA endorsement no. 110.5 insuring the
                 validity and priority of each of the Deeds of
                 Trust described in Appendix C.

         10.5    Copies of a Commercial Finance Lender's License         GGFCM
                 issued by the California Department of
                 Corporations to:

                 A.       Company
                 B.       CalREIT

         10.6    Documents for New Stock Options which may be            GGFCM
                 issued to management upon the approval of
                 CET's Board of Trustees.

                                   APPENDIX A
                    LIST OF REAL PROPERTIES OWNED BY COMPANY
                                 (SEE ITEM 6.3)

CET No. 601                                             Chico, CA
One Sunrise Park
2893 Sunrise Blvd.
Rancho Cordova, CA

CET No. 603
Milpitas
500 E. Calavares
Milpitas, CA

CET No. 605
Regency Plaza
7143-7263 Greenback Lane
Citrus Heights, CA

CET No. 606
16th & K
1600 "K" St.
Sacramento, CA

CET No. 607
Burbank Mini Storage
1435 Sebastopol Rd.
Santa Rosa, CA

CET No. 608
Villa Del Sol
305 N. Harbor Blvd.
Fullerton, CA

CET No. 609
Holiday Inn
1900 Hilltop Dr.
Redding, CA

CET No. 611
Holiday Inn
2730 No. Main St.
Walnut Creek, CA

CET No. 614
Holiday Inn
5321 Date Ave.
Sacramento, CA

CET No. 615
Holiday Inn
685 Manzanita Court

CET No. 618                                                     CET No. 636
University Village                                              Sunrise Hills (w/o T.G.I. Friday)
400-448 Howe Ave.                                               6241-6301 Sunrise Blvd.
Sacramento, CA                                                  Citrus Heights, CA

CET No. 620                                                     CET No. 637
T.G.I. Friday                                                   Sierra Oaks
6307 Sunrise Blvd.                                              4040-4130 Douglas Blvd.
Citrus Heights, CA                                              Roseville, CA

CET No. 623                                                     CET No. 640
Town Center Garden Office Park                                  Florin Perkins
2501-2525 Cherry Ave.                                           Sacramento, CA
Signal Hill, CA
                                                                CET No. 619
CET No. 624                                                     Timberlake
Mallory Service Building                                        7501 Timberlake Way
1421 Lesnick Lane                                               Sacramento, CA
Walnut Creek, CA
                                                                CET No. 628
CET No. 625                                                     Downtown Mini Storage
Parkway Center                                                  2318 16th St.
5200 Golden Foothill Parkway                                    Sacramento, CA
El Dorado Hills, CA

CET No. 630
Hurley Ethan Office Park I
1300 Ethan Way
Sacramento, CA

CET No. 631
Trade Center "A"
11135 Trade Center Dr.
Rancho Cordova, CA

CET No. 632
Trade Center "C"
11167 Trade Center Dr.
Rancho Cordova, CA

CET No. 634
Systems Integrators Buildings
3755 N. Freeway/3900 Lenane
Sacramento, CA

CET No. 635
Hurley Ethan Office Park II
2025-35-45 Harley Way
Sacramento, CA

                                  APPENDIX B
                    LIST OF UCC-2 FINANCING STATEMENT AND
                     FIXTURES FILING FILED BY COMPANY IN
                             FAVOR OF NOTEHOLDERS
                               (SEE ITEM 10.2)

                                   APPENDIX C
                  LIST OF EXISTING DEEDS OF TRUST, ASSIGNMENT
                    OF RENTS, SECURITY AGREEMENT AND FIXTURE
                     FILING EXECUTED BY COMPANY IN FAVOR OF
                                COLLATERAL AGENT

PROPERTY                                                RECORDING INFORMATION
- --------                                                ---------------------
CET No. 601                                             Recorded on 7/21/92 in
One Sunrise Park                                        Book 920721,
2893 Sunrise Blvd.                                      Page 1157
Rancho Cordova, CA

CET N0. 603                                             Recorded on 7/22/92 as
Milpitas                                                Instrument No. 11461924
500 E. Calavares
Milpitas, CA


CET No. 605                                             Recorded on 7/21/92 in
Regency Plaza                                           Book 920721,
7143-7263 Greenback Lane                                Page 1144
Citrus Heights, CA

CET No. 606                                             Recorded on 7/21/92 in
16th & K                                                Book 920721,
1600 "K" St.                                            Page 1152
Sacramento, CA

CET No. 607                                             Recorded on 7/21/92 as
Burbank Mini Storage                                    Instrument No. 1992-00889572
1435 Sebastopol Rd.
Santa Rosa, CA

CET No. 608                                             Recorded on 7/23/92 as
Villa Del Sol                                           Instrument No. 92-493292
305 N. Harbor Blvd.
Fullerton, CA

CET No. 609                                             Recorded on 7/21/92 as
Holiday Inn                                             Instrument No. 3319
1900 Hilltop Dr.                                        Book 2885
Redding, CA                                             Page 722

CET No. 611                                             Recorded on 7/21/92 as
Holiday Inn                                             Instrument No.
2730 No. Main St.                                       92-183844
Walnut Creek, CA


CET No. 614                                             Recorded on 7/21/92 in
Holiday Inn                                             Book 920721,
5321 Date Ave.                                          Page 1156
Sacramento, CA

CET No. 615                                             Recorded on 7/21/92 as
Holiday Inn                                             Serial No.
685 Manzanita Court                                     92-032767
Chico, CA

CET No. 618                                             Recorded on 7/21/92 in
University Village                                      Book 920721,
400-448 Howe Ave.                                       Page 1147
Sacramento, CA

CET No. 620                                             Recorded on 7/21/92 in
T.G.I. Friday                                           Book 920721,
6307 Sunrise Blvd.                                      Page 1158
Citrus Heights, CA

CET No. 623                                             Recorded on 7/21/92 as
Town Center Garden Office Park                          Instrument No. 92-1324800
2501-2525 Cherry Ave.
Signal Hill, CA

CET No. 624                                             Recorded on 7/21/92 as
Mallory Service Building                                Instrument No.
1421 Lesnick Lane                                       92-183874
Walnut Creek, CA


CET No. 625                                             Recorded on 7/21/92 as
Parkway Center                                          Instrument No. 44878,
5200 Golden Foothill Parkway                            Book 3827,
El Dorado Hills, CA                                     Page 215


CET No. 630                                             Recorded on 7/21/92 in
Hurley Ethan Office Park I                              Book 920721,
1300 Ethan Way                                          Page 1150
Sacramento, CA

CET No. 631                                             Recorded on 7/21/92 in
Trade Center "A"                                        Book 920721,
11135 Trade Center Dr.                                  Page 1154
Rancho Cordova, CA

CET No. 632                                             Recorded on 7/21/92 in
Trade Center "C"                                        Book 920721,
11167 Trade Center Dr.                                  Page 1153
Rancho Cordova, CA

CET No. 634                                             Recorded on 7/21/92 in
Systems Integrators Buildings                           Book 920721
3755 N. Freeway/3900 Lenane                             Page 1146
Sacramento, CA

CET No. 635                                             Recorded on 7/21/92 in
Hurley Ethan Office Park II                             Book 920721,

2025-35-45 Harley Way                                   Page 1159
Sacramento, CA

CET No. 636                                             Recorded on 7/21/92 in
Sunrise Hills (w/o T.G.I. Friday)                       Book 920721,
6241-6301 Sunrise Blvd.                                 Page 1145
Citrus Heights, CA

CET No. 637                                             Recorded on 7/21/92 as
Sierra Oaks                                             Instrument No.
4040-4130 Douglas Blvd.                                 92-056160
Roseville, CA

CET No. 640                                             Recorded on 7/21/92 in
Florin Perkins                                          Book 920721,
Sacramento, CA                                          Page 1155

CET No. 619                                             Recorded on 7/21/92 in
Timberlake                                              Book 920721
7501 Timberlake Way                                     Page 1149
Sacramento, CA

CET No. 628                                             Recorded on 7/21/92 in
Downtown Mini Storage                                   Book 920721
2318 16th St.                                           Page 1141
Sacramento, CA